EXHIBIT 99.3

CONTRIBUTION AND SALE AGREEMENT

AMONG

THE EQUITY ONE PARTIES

DESCRIBED HEREIN

AND

TEXAS RETAIL INVEST, LLC

TABLE OF CONTENTS

ARTICLE I - FORMATION OF NEW ENTITIES; CONTRIBUTION AND SALE OF PROPERTIES		8

1.1	Closing Date	8

1.2	Formation of New Entities.	8

1.3	Contribution and Sale of Properties	9

1.4	Consideration to be Received for the Properties	10

1.5	Contribution of Cash by Investcorp, New Mortgage Financing.	10

1.6	Shortfall Guaranty	11

1.7	Management Agreement.	12

1.8	Construction of New Space at Blanco, Creekside, Copperfield and Mason Park; Potential Green Oaks transaction; Tenant Improvements for Ski Shop, Catherine’s and The Scrap Book.	12

1.9	Title to Properties	14

ARTICLE II - CERTAIN COVENANTS AND CONDITIONS TO CLOSING		15

2.1	Certain Covenants and Conditions to Investcorp’s Obligations	15

2.2	Conditions to the Obligations of the Equity One Parties.	19

ARTICLE III - REPRESENTATIONS AND WARRANTIES, CERTAIN COVENANTS		20

3.1	Representations and Warranties of the Transferors; Certain Covenants of the Transferors.	20

3.2	Representations and Warranties of Investcorp.	23

3.3	No Liability for Known Facts.	24

3.4	Representations Deemed Modified.	24

3.5	No Other Representations and Warranties Outside Agreement and Related Agreements.	25

3.6	Survival; Limitation of Liability	27

3.7	Release of Equity One Parties.	27

(i)

ARTICLE IV - COVENANTS		28

4.1	Availability of Records.	28

4.2	Tenant Estoppels.	28

4.3	Operation Prior to Closing.	31

4.4	Leases Prior to Closing.	31

ARTICLE V - CLOSING ADJUSTMENTS		32

5.1	Prorations Generally.	32

5.2	Real Estate Taxes and Assessments.	32

5.3	Utilities.	33

5.4	Rent and Other Tenant Charges.	33

5.5	Prepaid Items.	34

5.6	Declaration Assessments	35

5.7	Service Contracts	35

5.8	Special Closing Credit	35

5.9	Leasing Commissions and Leasing Costs	35

5.10	Survey Costs, Title Premiums, Transfer Taxes, Legal Fees.	36

5.11	Fees and Expenses Related to Financing.	36

5.12	Closing Statements; Year-End Reconciliations.	36

5.13	Survival	37

ARTICLE VI - FIRE OR CASUALTY		37

6.1	Casualty.	37

ARTICLE VII - CONDEMNATION		38

ARTICLE VIII - DEFAULT		39

8.1	Transferors’ Default.	39

8.2	Investcorp Default.	41

(ii)

ARTICLE IX - MISCELLANEOUS		41

9.1	Brokers.	41

9.2	Entire Agreement; No Amendment.	41

9.3	Notices.	42

9.4	No Assignment.	43

9.5	Governing Law; Waiver of Jury Trial.	43

9.6	Multiple Counterparts.	44

9.7	Further Assurances.	44

9.8	Miscellaneous.	44

9.9	Invalid Provisions.	45

9.10	Confidentiality; Publicity.	45

9.11	No Recording	45

9.12	OFAC Policy	45

9.13	Limitation of Liability	45

(iii)

Exhibits:

Exhibit A
SCHEDULE OF TRANSFERORS AND PROPERTIES

Exhibit A-1
AGREED FAIR MARKET VALUES

Exhibit B
LIST OF TITLE COMMITMENTS AND SURVEYS CONTAINING LEGAL DESCRIPTIONS OF LAND

Exhibit C
EXISTING MORTGAGE DEBT AND MORTGAGED PROPERTIES

Exhibit D
FORM OF SHORTFALL GUARANTY

Exhibit E
INTENTIONALLY OMITTED

Exhibit F
LIST OF TRANSFERORS’ PERSONAL PROPERTY RELATING TO THE PROPERTIES

Exhibit G-1
FORM OF DEED

Exhibit G-2
FORM OF BILL OF SALE

Exhibit H
FORM OF ASSIGNMENT OF LEASES

Exhibit I
FORM OF PROPERTY MANAGEMENT AND LEASING AGENCY AGREEMENT

Exhibit J-1
TRANSFERORS’ RENT ROLL

Exhibit J-2
FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS, WARRANTIES, GUARANTEES AND OTHER INTANGIBLE PROPERTY.

Exhibit K
INVENTORY OF DILIGENCE MATERIALS

(iv)

Exhibit L
FORM OF TENANT ESTOPPEL

Exhibit M
FORM OF INTERMEDIATE PARTNERSHIP AGREEMENT

Exhibit N
FORM OF JV PARTNERSHIP AGREEMENT

Exhibit O
FORM OF INTERMEDIATE GP OPERATING AGREEMENT

Exhibit P
FORM OF ESCROW AGREEMENT (Deposit)

Exhibit Q
FORM OF POST-CLOSING ESCROW AGREEMENT (Equity One Improvement Holdback LC)

Exhibit R
FORM OF INDEMNITY (Section 1.3 Transfers)

Exhibit S
FORM OF ESTOPPEL CURE ESCROW AGREEMENT

Exhibit T
FORM OF TRANSFEROR ESTOPPEL

Exhibit U
FORM OF ENVIRONMENTAL INDEMNITY FOR TOWNSEND, FORESTWOOD AND MARKET AT FIRST COLONY

Exhibit V

FORM OF INDEMNITY AGREEMENT REGARDING SPECIFIED TITLE ISSUES

Schedules:

Schedule 1
LIST OF CONTRACTS

Schedule 1.2(a)
NAMES OF PROPERTY OWNING SUBSIDIARIES AND PROPERTY GPS

Schedule 1.2(b)
OWNERSHIP STRUCTURE CHART

Schedule 1.3
CURRENT OWNERSHIP CHART

(v)

Schedule 1.5(a)
PREPAYMENT FEES FOR WESTGATE DEBT AND FORESTWOOD DEBT

Schedule 1.5(b)
COPY OF TERM SHEET (New Mortgage Financing)

Schedule 1.6
SCHEDULE OF 2006 PROJECTED NOI

Schedule 1.8(a)
DESCRIPTION OF PLANS AND SPECIFICATIONS FOR CONSTRUCTION WORK

Schedule 1.9
TITLE OBJECTIONS AND LIST OF TITLE COMMITMENTS AND SURVEYS FOR EACH PROPERTY REVIEWED BY INVESTCORP PRIOR TO DATE HEREOF

Schedule 2.1(a)
REQUESTED ENDORSEMENTS

Schedule 3.1(b)
CONSENTS

Schedule 3.1(d)
LITIGATION

Schedule 3.1(e)
CONDEMNATION

Schedule 3.1(f)
LEASING COMMISSIONS, TENANT IMPROVEMENT ALLOWANCES AND BROKERAGE AGREEMENTS AS OF CONTRACT DATE

Schedule 3.1(g)
LEASES

Schedule 3.1(k)
ENVIRONMENTAL REPORTS

Schedule 3.1(p)
TAX APPEAL PROSECUTIONS

Schedule 3.4(b)
RETAINER LETTERS

(vi)

CONTRIBUTION AND SALE AGREEMENT

This CONTRIBUTION AND SALE AGREEMENT (this “Agreement”) is entered into as of this 24th day of March, 2006, by the direct and indirect wholly-owned subsidiaries of Equity One, Inc., a Maryland corporation (“Equity One”), described on Exhibit A (each of the direct and indirect subsidiaries of Equity One described on Exhibit A being referred to sometimes herein as a “Transferor” and collectively as “Transferors” or “Equity One Parties”), each having an address at c/o Equity One, Inc., 1600 N.E. Miami Garden Drive, North Miami Beach, Florida 33179; and Texas Retail Invest, LLC, a Delaware limited liability company having an address at c/o Investcorp International Realty, Inc., 280 Park Avenue, 36th floor, New York, New York 10017 (“Investcorp”). As used herein the term “Transferor” refers to each of the Equity One Parties with the express understanding that the obligations herein of each Transferor with respect to covenants, representations or warranties shall be joint and several.

RECITALS

WHEREAS, Transferors and Investcorp wish to form a new joint venture to acquire and recapitalize the Properties (as defined below);

WHEREAS, each Transferor owns the Property or Properties set forth opposite such Transferor’s name on Exhibit A-1;

WHEREAS, Transferors wish to transfer the Properties to the JV (as defined below) in exchange for a combination of equity interests in the JV and cash consideration;

WHEREAS, upon Closing, the JV will purchase an undivided interest in each of the Properties and accept contribution of an undivided interest in each of the Properties;

WHEREAS, Investcorp has received, had access to and/or reviewed the Diligence Materials (as defined below) provided and made available by the Transferors;

WHEREAS, at Closing, Transferors will repay the existing mortgage debt (the “Existing Mortgage Debt”) which encumbers one or more of the Properties and, at Closing, the Property Owning Subsidiaries (as defined below), as borrowers or co-borrowers, shall obtain non-recourse financing (the “New Mortgage Financing”) in the approximate principal amount of $323,400,000 and on terms otherwise acceptable to the JV, to be secured by a mortgage or mortgages encumbering all of the Properties; and

WHEREAS, each of the parties hereto has been advised by the other parties and acknowledges that the parties hereto would not be entering into this Agreement without the representations, warranties and covenants which are being made and agreed to herein by each party hereto and that each party is entering into this Agreement in reliance on such representations, warranties and other covenants.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all representations, warranties and covenants made by each of the parties hereto, Transferors and Investcorp hereby agree as follows:

DEFINITIONS

The following terms as used in this Agreement will have the meanings attributed to them as set forth below unless the context clearly requires another meaning. The terms set forth below do not constitute all defined terms set forth in this Agreement. Such other defined terms shall have the meanings ascribed to them elsewhere in this Agreement.

“Action” shall mean any claim, suit, litigation, mediation, labor dispute, arbitration, condemnation proceeding, investigation or other action or proceeding.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the Person specified. As used herein, “control” or “controlling” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, by management agreement or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Fair Market Value” means, for each Property, the amount indicated on Exhibit A-1 as the Agreed Fair Market Value for such Property, which amount represents such Property’s allocable share of the aggregate gross value of the Properties.

“Agreement” means this Contribution and Sale Agreement, as it may be amended, modified and/or supplemented from time to time.

“Appurtenances” has the meaning set forth within the definition of Real Property.

“Assigned Contracts” means all Contracts not terminated at or prior to the Closing.

“Authority” means a governmental body or agency having jurisdiction over a Transferor or a Property, as applicable.

“Business Day” means any weekday that is not an official holiday in the States of New York, Florida or Texas.

“Ceiling” has the meaning set forth in Section 3.6.

“Centrefund” has the meaning set forth in Section 1.3(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.1.

“Closing Statement” has the meaning set forth in Section 5.12.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Colony” has the meaning set forth in Section 1.3(a).

“Contracts” means, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties as of the date of this Agreement (i) relating to a Property, and (ii) to which a Transferor is a party or by which a Transferor is bound. “Contracts” includes, without limitation, utility contracts, management contracts, maintenance and service contracts, parking contracts, employment contracts, equipment leases and brokerage and leasing agreements, but excludes the Leases and the documents evidencing, governing or securing the Existing Mortgage Debt. All Contracts that are not cancelable by Transferors on 30 days (or less) notice, without payment of premiums or penalty, are described on Schedule 1 hereto.

“DCRP Properties” has the meaning set forth in Section 3.1(k).

“Deeds” has the meaning set forth in Section 1.3(e).

“Deposit” means the sum of $10,000,000 in cash, deposited by Investcorp in escrow pursuant to that certain Escrow Agreement of even date herewith by and among Investcorp, Transferors and the Title Company which is attached hereto as Exhibit P.

“Diligence Materials” means the items described on Exhibit K.

“Dropped Asset” or “Dropped Assets” have the meanings set forth in Section 8.1(b).

“Dropped Assets Cap” has the meaning set forth in Section 8.1(c).

“Dropped Property Notice” has the meaning set forth in Section 8.1(b).

“Equity One” has the meaning set forth in the Preamble.

“Equity One Improvement Holdback LC” has the meaning set forth in Section 1.8(a).

“Equity One Manager” has the meaning set forth in Section 1.7.

“Equity One Parties” has the meaning set forth in the Introductory Paragraph of this Agreement.

“EQY” has the meaning set forth in Section 1.3(a).

“Estoppels” has the meaning set forth in Section 4.2.

“Estoppel Cure Deposit” has the meaning set forth in Section 4.2(b).

“Estoppel Cure Escrow Agreement” has the meaning set forth in Section 4.2(b).

“Excess New Mortgage Financing” means an amount equal to the excess of the principal amount of the New Mortgage Financing, as set forth in Section 1.5(b), over the aggregate amount of the Existing Mortgage Debt.

“Existing Environmental Reports” has the meaning set forth in Section 3.1(k).

“Existing Lender” means each mortgagee with respect to the Existing Mortgage Debt.

“Existing Mortgage Debt” means certain mortgage indebtedness secured by one or more of the Properties, the original principal amount and the outstanding balance of which, as of the date of this Agreement (including any accrued interest), is described in Exhibit C.

“Expense Reimbursements” has the meaning set forth in Section 5.4.

“Final Statement” has the meaning set forth in Section 5.12(c).

“Floor” has the meaning set forth in Section 3.6.

“GAAP” means generally accepted accounting principles, consistently applied.

“Gross Income from Operations” has the meaning set forth in Section 1.6.

“Hazardous Substances” and “Hazardous Wastes” have the meanings set forth in Section 3.1(k).

“Highland” has the meaning set forth in Section 1.3(a).

“Improvements” has the meaning set forth within the definition of Real Property.

“Intangibles” means all intangible property owned or used by any Transferor in connection with the ownership, use, operation or development of any Property, including, without limitation: (i) any right the Transferor may have to use the name currently used with respect to such Property and any other trade name by which such Property is known; (ii) the Assigned Contracts; (iii) the Leases, all guaranties of the Leases, all security deposits under the Leases (unless Transferors elect instead to have them credited to the JV at Closing), all other security, if any, under the Leases and any rent prepaid under the Leases; and (iv) all licenses and any warranties, guaranties and other rights relating to the ownership, use, operation or development of the Property to the extent transferable.

“Intermediate GP” has the meaning set forth in Section 1.2(b).

“Intermediate GP Operating Agreement” means the operating agreement of Intermediate GP, in the form of Exhibit O.

“Intermediate LP” has the meaning set forth in Section 1.2(c).

“Intermediate LP Partnership Agreement” means the limited partnership agreement, in the form of Exhibit M.

“Investcorp” has the meaning set forth in the Introductory Paragraph of this Agreement.

“JV” has the meaning set forth in Section 1.2(a).

“JV Partnership Agreement” means the limited liability company agreement of the JV, in the form of Exhibit N.

“Land” has the meaning set forth within the definition of Real Property.

“Law” or “Laws” means any applicable federal, state or local law, statute, rule, regulation, ordinance, order, decree, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by an Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

“Leases” means all leases, including all amendments, modifications, supplements, extensions, renewals and written waivers thereto, any assignments thereof and any guarantees of the tenants’ or other occupants’ obligations thereunder, and, if expressly consented to or acknowledged in writing by the applicable Transferor during the period of its ownership of such Property, all tenancies, subleases, licenses or other arrangements under which any party has any right to occupy all or any part of a Property.

“Loss” or “Losses” means any and all claims, losses, damages, costs, liabilities, obligations, causes of action and expenses, including, without limitation, reasonable attorneys’ fees and disbursements of a party. In no event shall a Loss include a party’s incidental or consequential damages.

“Material Adverse Deviation(s)” has the meaning as set forth in Section 4.2(b).

“Major Tenants” means those Tenants who occupy more than 10,000 square feet of rentable space in a Property.

“Mortgaged Property” or “Mortgaged Properties” means one or all, as applicable, of the Properties set forth on Exhibit C which currently serve as security for the Existing Mortgage Debt.

“Net Equity Value” means the excess of the Agreed Fair Market Value of a Property, as adjusted pursuant to Article V, over the allocable portion of the New Mortgage Financing encumbering such Property as of Closing.

“Net Operating Income” has the meaning set forth in Section 1.6.

“New Lender” means the lender of the New Mortgage Financing.

“New Mortgage Financing” has the meaning set forth in the Recitals of this Agreement.

“New Space” has the meaning set forth in Section 1.8(a).

“New Title Objections” has the meaning set forth in Section 1.9(a).

“Non Objectionable Encumbrances” has the meaning set forth in Section 1.9(a).

“Operating Expenses” has the meaning set forth in Section 1.6.

“Permitted Exceptions” means, with respect to a Property, (i) subject to Section 1.9 hereof, all matters listed as exceptions in the Title Commitment or pro forma title policy delivered by the Title Company to Investcorp and Equity One prior to the date hereof (including, without limitation, all standard preprinted exclusions and exceptions in Form T-1: Owner Policy of Title Insurance promulgated by the Texas Department of Insurance other than exceptions relating to (a) so-called creditors’ rights, mechanics’ liens or parties in possession (other than tenants under the Leases or parties’ claims under them), (b) unrecorded easements, or claims to easements, (c) liens for delinquent real estate taxes, including special assessments, with respect to such Property, (d) the liens of the Existing Mortgage Debt (it being understood that such Existing Mortgage Debt shall be repaid at Closing as set forth in Section 1.5(a)), (e) any lien or encumbrance voluntarily created by any Transferor in violation of this Agreement after the date hereof, (f) for purposes of the Deeds, standard preprinted exceptions 3, 4, and 6 in Form T-1: Owner Policy of Title Insurance promulgated by the Texas Department of Insurance, (g) any mortgage, deed of trust, judgment lien, mechanic’s and materialmen’s liens and (h) other liens and encumbrances against the Property (other than liens for taxes and assessments which are not delinquent) which either secure indebtedness or can be removed as a title exception by the payment of a liquidated amount (except, in the case of clauses (g) and (h), for any of such items which a tenant under a Lease is obligated to cure and remove), (ii) subject to Section 1.9 hereof, matters shown on any survey of such Property provided by any Transferor or otherwise obtained by Investcorp or the JV, in each case prior to the date hereof, (iii) all title matters reflecting the existence or terms of Leases shown on the Rent Roll, and all liens and encumbrances which tenants under Leases are obligated to cure and remove and (iv) zoning, building, fire, health, environmental and pollution control laws and other land use laws, ordinances, rules and regulations.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

“Personal Property” means all tangible personal property owned by any Transferor and located on or in or used in connection with the respective Real Property, including, without limitation, all equipment, building systems and appliances owned by any Transferor and relating to the Real Property and other items listed in Exhibit F.

“Portfolio Investor” has the meaning set forth in Section 1.3(b).

“Property” means each of the properties listed on Exhibit A and commonly known by the applicable name set forth on Exhibit A, including the applicable Real Property and all Personal Property and Intangibles related thereto, and “Properties” shall mean all such properties collectively, including all applicable Real Property, Personal Property and Intangibles.

“Property GP” and “Property GPs” have the meanings set forth in Section 1.2(d).

“Property Owning Subsidiary” and “Property Owning Subsidiaries” have the meanings set forth in Section 1.2(c).

“Property Management and Leasing Agency Agreement” has the meaning set forth in Section 1.7.

“Real Property” means the land legally described in those certain title commitments and pro forma title policies identified on Exhibit B hereto with respect to each Property, as the same may be modified from time to time to conform the land surveys identified on Exhibit B hereto (the parcels of land so described being referred to herein as the “Land”), together with all rights, licenses, privileges and easements appurtenant thereto, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements and rights in off-site facilities and amenities servicing the Land or any improvements located thereon, including, without limitation, air rights, water, water rights and riparian rights relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of each Transferor’s right, title and interest in and to all roads, easements, rights of way, strips or gores and alleys adjoining or servicing the Land (collectively, the “Appurtenances”) and all improvements and fixtures which are affixed to the Land or the Appurtenances or which are otherwise integral to the occupancy of the Land or the operation of the buildings, structures or other improvements thereon (other than trade fixtures of tenants which, by the terms of the applicable Leases, are owned by such tenants and may be removed by such tenants upon the expiration of such Leases) including, without limitation, the building(s) located on the Land and all fixtures and equipment used in connection with the operation or occupancy of the Land, such improvements or the Appurtenances, including, without limitation, heating and air conditioning systems and facilities used to provide any services on the Land or the Appurtenances or for the improvements, and all parking and related facilities and amenities (collectively, the “Improvements”).

“Related Agreements” means, collectively, all documents to be executed and delivered in connection with this Agreement.

“Rent Roll” has the meaning set forth in Section 3.1(g).

“Response Notice” has the meaning set forth in Section 1.9(a).

“Schedule 5.9 Leases” has the meaning set forth in Section 5.9(a).

“Seller” and “Sellers” have the meaning set forth in the Introductory Paragraph of this Agreement.

“Section 4.4 Leases” has the meaning set forth in Section 5.9(b).

“Shortfall Guaranty” has the meaning set forth in Section 1.6.

“Subsidiaries” means the entities directly and indirectly owned by the JV, including the Property-Owning Subsidiaries.

“Tenant” means any Person who occupies or has a right to occupy space at a Property pursuant to a Lease.

“Texas Equity Holdings” has the meaning set forth in Section 1.3(a).

“Title Charges” has the meaning set forth in Section 5.10.

“Title Commitment” means the extended coverage preliminary title report on each Real Property and the commitment to issue the Title Policy obtained from the Title Company and delivered to the JV, together with all documents referred to in such preliminary title report or title commitment.

“Title Company” means Chicago Title Insurance Company.

“Title Issues Indemnity” means the Indemnity Agreement Regarding Specified Title Issues in the form annexed hereto as Exhibit V.

“Title Objections” has the meaning set forth in Section 1.9(a).

“Title Policy” or “Title Policies” shall have the meanings set forth in Section 2.1(a).

“Transferor” has the meaning set forth in the Introductory Paragraph of this Agreement.

“Twelve-Month Portfolio NOI Shortfall” has the meaning set forth in Section 1.6.

“Unfunded Leasing Expenses” has the meaning set forth in Section 5.9(a).

“Westgate/Forestwood Debt” means (a) that certain loan in the original principal amount of $30,240,000 made by Wells Fargo Bank, National Association to Fry Road Retail, Ltd. and (b) that certain loan in the original principal amount of $7,425,000 made by Principal Life Insurance Company to Forestwood Equity Partners, L.P.

ARTICLE I - FORMATION OF NEW ENTITIES;
CONTRIBUTION AND SALE OF PROPERTIES

1.1    Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on or about April 19, 2006 (the “Scheduled Closing Date”). Either Transferors, in order to perform any covenant or satisfy any condition precedent to Investcorp’s obligation to proceed to Closing, or Investcorp, but only in order to satisfy any conditions of New Lender to the closing of the New Mortgage Financing to be advanced at Closing, shall have the right in their respective sole and absolute discretion to extend the Scheduled Closing Date, if necessary, from time to time by notice to the other party delivered on or prior to the date then set for Closing (for a maximum extension period (served coterminously) not to exceed thirty (30) days in the aggregate) (the “Extended Closing Date”; the Scheduled Closing Date, the Extended Closing Date or such other date as the parties hereto mutually agree to close shall hereinafter be referred to as the “Closing Date”).

1.2   Formation of New Entities.

Prior to Closing, the following new entities shall be formed:

(a)    a Delaware limited liability company named “EQYINVEST TEXAS, LLC” (the “JV”);

(b)    a Delaware limited liability company named “EQYINVEST TEXAS GP, LLC” (the “Intermediate GP”) which shall be the sole general partner of the Intermediate LP;

(c)    a Delaware limited partnership named “EQYINVEST TEXAS, LP” (the “Intermediate LP”) which shall be the sole limited partner of each of the Property Owning Subsidiaries;

(d)    one or more Texas limited liability partnerships as may be determined by Investcorp having the respective names set forth on Schedule 1.2(a) (each, a “Property Owning Subsidiary” and collectively, the “Property Owning Subsidiaries”), the limited partnership interests in each of which shall be wholly-owned by the Intermediate LP;

(e)    one or more Delaware limited liability companies having the respective names set forth on Schedule 1.2(a) (each, a “Property GP” and collectively, the “Property GPs”), each of which shall be the sole general partner of the corresponding Property Owning Subsidiary and each of which shall be wholly-owned by the Intermediate LP.

A chart showing the JV, the Intermediate LP, the Intermediate GP, the Property Owning Subsidiaries, the Property GPs and their ownership structure is annexed hereto as Schedule 1.2(b).

1.3    Contribution and Sale of Properties.

(a)    The current ownership structure of the Properties is shown on Schedule 1.3.

(b)    Immediately prior to Closing, the Properties shall be deemed transferred to a “Qualified Intermediary” within the meaning of Treas. Reg. Section 1.1031(k)-1(g)(4) chosen by Equity One, and the Qualified Intermediary shall transfer each Property to the appropriate Property Owning Subsidiary in exchange for consideration as set forth below (provided that such transfers by the Qualified Intermediary to the Property Owning Subsidiaries shall be deemed to have been made first to the JV, which shall thereafter be deemed to transfer undivided interests in each of the Properties to the respective Subsidiaries which directly and indirectly own the beneficial interests in the respective Property Owning Subsidiaries, which Subsidiaries shall thereafter be deemed to transfer such undivided interests to the respective Property Owning Subsidiaries, in the appropriate percentages set forth in each of the Property Owning Subsidiaries’ respective organizational documents).

(c)    To evidence all of such transfers, each Transferor shall execute and deliver a deed with respect to its Property in the form of Exhibit G-1, properly completed (collectively, the “Deeds”), and convey fee title to the corresponding Property Owning Subsidiary at Closing, subject only to the Permitted Exceptions, whereupon all of such transfers shall be deemed to occur.

(d)    At Closing, the Equity One JV Interest (as hereinafter defined) shall be delivered by the Qualified Intermediary, upon receipt, to Transferors, and immediately deemed distributed by Transferors to Equity One (via any necessary intermediate distributions) and then contributed by Equity One to EQY Texas Portfolio Investor LLC (“Portfolio Investor”), a newly formed Florida limited liability company, wholly owned by Equity One, Inc.

1.4   Consideration to be Received for the Properties.

At Closing, the Qualified Intermediary shall receive on behalf of the Transferors (1) a 20% member interest in the JV (the “Equity One JV Interest”), (2) cash in the amount of 80% of the aggregate Net Equity Value of the Properties, and (3) the net proceeds of the New Mortgage Financing remaining after repayment of the sum of (i) the outstanding principal balance of the Existing Mortgage Debt immediately prior to Closing plus (ii) any prepayment fees and other charges due to the lenders in connection with the repayment of the Existing Mortgage Debt (other than prepayment fees for the Westgate/Forestwood Debt, as set forth on Schedule 1.5(a) hereof, which shall be paid by the JV).

1.5   Contribution of Cash by Investcorp, New Mortgage Financing.

(a)    At Closing, Investcorp shall contribute to the JV cash in an amount equal to the sum of (x) 80% of the excess of the aggregate Agreed Fair Market Value (as adjusted at Closing pursuant to Article V) of all Properties over the net proceeds (i.e., after payment of all costs incurred in connection with obtaining the New Mortgage Financing) of the New Mortgage Financing and (y) 80% of any prepayment fees required to be paid to the lenders in connection with the prepayment of the Westgate/Forestwood Debt as set forth on Schedule 1.5(a) hereof, in exchange for an 80% member interest in the JV. The cash so contributed by Investcorp shall be contributed by the JV to the respective Property Owning Subsidiaries and applied by them at Closing to pay the cash consideration owed in respect of the acquisition of the Properties as set forth in Section 1.4, and to pay any prepayment fees due to the Existing Lenders in connection with the prepayment of the Westgate/Forestwood Debt as more particularly set forth on Schedule 1.5(a) hereof.

(b)    Investcorp shall arrange for the New Mortgage Financing on behalf of the JV and the Property Owning Subsidiaries. The New Mortgage Financing shall (i) have terms consistent with that certain term sheet annexed hereto as Schedule 1.5(b) (the “Term Sheet”), with such modifications, amendments and changes to such Term Sheet (other than any changes to the existing provisions thereof with respect to any guaranty, indemnity or other liability of any Equity One affiliate, which shall require the approval of Transferors) as Investcorp deems reasonably necessary or appropriate in order to consummate the New Mortgage Financing, (ii) be in an aggregate principal amount not exceeding $323,400,000.00 and (iii) be fully advanced at Closing. The proceeds of the New Mortgage Financing shall be applied by Transferors to pay the full outstanding principal balance of the Existing Mortgage Debt plus any prepayment fees and other charges due to the lenders in connection with the repayment of the Existing Mortgage Debt (other than prepayment fees in respect of the Westgate/Forestwood Debt as set forth on Schedule 1.5(a) hereof), with the net proceeds remaining thereafter being retained by the Qualified Intermediary on behalf of the Transferors.

1.6   Shortfall Guaranty.

At Closing, Transferors shall enter into a shortfall guaranty (the “Shortfall Guaranty”) with the JV, in the form annexed hereto as Exhibit D, pursuant to which Transferors will deposit either cash or a letter of credit in the amount of $2,089,191 (the “NOI Escrow”) and agree to pay to the JV an amount not in excess of the NOI Escrow in respect of the Twelve-Month Portfolio NOI Shortfall, if any, within thirty (30) days after the same is finally determined. In the event that at the end of the NOI Measuring Period, the Twelve-Month Portfolio NOI Shortfall is equal to or less than zero, then the NOI Escrow shall be released and disbursed to Transferors. In the event that at the end of the NOI Measuring Period, the Twelve-Month Portfolio NOI Shortfall is greater than zero, then (i) an amount equal to the Twelve-Month Portfolio NOI Shortfall shall be distributed from the NOI Escrow to the members of the JV in accordance with the terms and conditions of the JV Partnership Agreement and (ii) any remaining balance of the NOI Escrow shall be distributed to Transferors. The JV shall not be entitled to receive from Transferors any additional or supplemental funds in the event that the Twelve-Month Portfolio NOI Shortfall exceeds the NOI Escrow.

“Twelve-Month Portfolio NOI Shortfall” means the positive difference, if any, of (a) the Target NOI minus (b) the actual Net Operating Income for all of the Properties acquired by the Property Owning Subsidiaries at Closing for the first 12 full calendar months (the “NOI Measuring Period”) after the month in which Closing occurs, as determined by agreement of the parties hereto, pursuant to calculations in accordance with the methodology used by Equity One in generating the 2006 Budgets to be provided by Equity One Manager within forty-five (45) days after the last day of the NOI Measuring Period, and if the parties hereto fail to agree on such determination within seventy-five (75) days after the last day of the NOI Measuring Period, such determination shall be made within ninety (90) days after the last day of the NOI Measuring Period by an independent “big four” public accounting firm retained by the JV, in accordance with the methodology used by Equity One in generating the 2006 Budgets. Solely for purposes of determining the Twelve-Month Portfolio NOI Shortfall pursuant to the provisions of this Section 1.6, the 2006 Budgets shall be deemed to have been adopted by the JV and in effect for the entire NOI Measuring Period.

“Target NOI” means $30,840,437, which is the aggregate sum of the projected Net Operating Income (the “2006 Projected NOI”) for each Property as set forth in the 2006 budgets (the “2006 Budgets”) annexed hereto as Schedule 1.6, provided that (a) in the event a Property is a Dropped Asset, Target NOI shall be reduced by the 2006 Projected NOI for such Property; and (b) if a Property, or any portion thereof (including, without limitation, any portion of the Green Oaks Property) is sold during the NOI Measuring Period, Target NOI shall be reduced by the pro-rata portion of the 2006 Projected NOI for such Property allocable on a per-diem basis (and otherwise in accordance with the methodology used by Equity One in generating the 2006 Budgets) to the period remaining in the NOI Measuring Period commencing on the date such Property (or portion thereof) is sold.

“Net Operating Income” means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Gross Income from Operations” shall mean all income, computed in accordance with the methodology used by Equity One in generating the 2006 Budgets and properly allocable to the NOI Measuring Period, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, rents, percentage rents, utility charges, escalations, “common area maintenance” and real estate tax reconciliations for the year not yet paid or received, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, other required pass throughs and interest on reserve funds, but excluding sales, use and occupancy or other taxes on receipts required to be collected by the Property Owning Subsidiary for remittance to any governmental authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, insurance proceeds (other than business interruption or other loss of income insurance), condemnation awards, unforfeited security deposits, utility and other similar deposits.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with the methodology used by Equity One in generating the 2006 Budgets, and properly allocable to the NOI Measuring Period, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees equal to 4% of the Base Rent Income (as defined in the 2006 Budgets) of each Property, payroll and related taxes, computer processing charges, operational equipment lease payments, and other similar costs, but excluding depreciation, debt service, leasing fees and tenant improvement costs and allowances, other capital expenditures and contributions to reserve funds.

1.7   Management Agreement.

At Closing, the Property Owning Subsidiaries and Equity One Manager shall execute and deliver one or more Management Agreements (collectively, the “Property Management and Leasing Agency Agreement”) in the form of Exhibit I.

“Equity One Manager” means Equity One Realty & Management Texas LP., a Texas limited partnership; the wholly-owned indirect subsidiary of Equity One, Inc. that will enter into the Property Management and Leasing Agent Agreement at Closing.

1.8    Construction of New Space at Blanco, Creekside, Copperfield and Mason Park; Potential Green Oaks transaction; Tenant Improvements for Ski Shop, Catherine’s and The Scrap Book.

(a)    Cost of Certain Base Building Work. Equity One has commenced and is performing the following work, all as more particularly described in the plans and specifications described on Schedule 1.8(a) (the “Construction Work”): (i) construction and expansion work to complete certain base building improvements (the “New Space”) at the Properties known as Blanco, Creekside, Copperfield and Mason Park and (ii) construction work to perform certain façade renovations to the Property known as Hedwig. Transferors have undertaken and have the obligation to continue the Construction Work after the Closing Date, if not theretofore completed. With respect to the Construction Work at Blanco and at Hedwig, Transferors shall deposit a letter of credit in the amount of $3,000,000 (the “Equity One Improvement Holdback LC”) with the Title Company at Closing pursuant to that certain Post-Closing Escrow Agreement attached hereto as Exhibit Q. Transferors shall complete the Construction Work at their cost and expense in accordance with the ordinary course of business of the JV and the applicable Property Owning Subsidiaries, and upon completion of the Construction Work with respect to Blanco and Hedwig, the Equity One Improvement Holdback LC shall be released to Transferors. If the JV determines, by reason of entering into a lease with HEB or otherwise, not to complete all of the Construction Work in respect of Blanco, the Equity One Improvement Holdback LC may, at Transferor’s direction, be reduced by an amount equal to the cost of the portion of the Construction Work so determined not to be completed. If the JV has not directed Transferors to complete all of the Construction Work at Blanco within three years after the date hereof, the Equity One Improvement Holdback LC may, at Transferor’s direction, be reduced by an amount equal to the cost of the portion of the Construction Work that Transferors have not been directed to complete. Upon completion of the Construction Work with respect to Hedwig, the Equity One Improvement Holdback LC may, at Transferor’s direction, be reduced by an amount equal to the cost of such Construction Work. If Transferors fail, after 60 days notice from Investcorp (or such longer period as may be necessary, with due diligence, to cure any such failure), to perform the Construction Work with respect to Blanco or Hedwig in a timely manner, substantially in accordance with Schedule 1.8(a) and otherwise in the ordinary course of business of the JV and the applicable Property Owning Subsidiaries, Investcorp may direct the Title Company to draw the Equity One Improvement Holdback LC, or such portion thereof as is required to cure each failure by Transferors, and apply the proceeds of such draw to cause the applicable Construction Work at Blanco or Hedwig to be performed.

(b)    Intentionally Omitted.

(c)    Transferors shall perform and pay for the tenant improvement work, leasing commissions and other tenant costs with respect to the initial term of the proposed Lease with the Tenant known as the “Ski Shop” located at the “Hedwig” Property (if such Lease is entered into) and the initial term of the existing Leases with the Tenants known as “Catherine’s,” located at the “Hedwig” Property and “The Scrap Book” located at the “Mason Park” Property.

(d)    Marble Falls/Sutherland Lumber Sale. Transferors and Investcorp hereby agree that the Property known as Marble Falls/Sutherland is not a “Property” being conveyed pursuant to the terms and conditions of this Agreement.

(e)    Survival. The terms and provisions of this Section 1.8 shall survive the Closing.

1.9    Title to Properties.  (a)  Prior to the date hereof, Investcorp has received and reviewed the title commitments and surveys delivered by the Title Company and land surveyors with respect to each Property and has delivered to Transferors and/or Transferors’ attorneys, written notice of Investcorp’s objections (the “Title Objections”) to any survey matters and to any liens, encumbrances or other title exceptions revealed by the title commitments and surveys which Title Objections are set forth on Schedule 1.9 and shall not be Permitted Exceptions. Transferors shall be obligated to remove such Title Objections from the applicable Title Policies at or prior to Closing, provided that Transferors shall not be required under any circumstances to incur any cost or liability in excess of $1,000,000 in the aggregate to cure or remove any Title Objections (other than the Existing Mortgage Debt which Transferors shall be obligated to remove) from the Title Policies. Investcorp hereby agrees that, but for the Title Objections set forth on Schedule 1.9, the title commitments and surveys described on Schedule 1.9 are acceptable to it. Investcorp retains and shall have the right to object by delivery of written notice to Transferors and Transferors’ attorneys, on or prior to five (5) days after receipt of a new exception or encumbrance (and if the Closing Date is scheduled to occur on a date which is ten (10) days or less days after receipt of a new exception or encumbrance, then the Closing Date shall be extended until the date which is the third (3rd) Business Day after receipt of the Response Notice) which is not a Permitted Encumbrance, and which was not revealed by the title commitments or surveys for the Properties received prior to the date hereof (the “New Title Objections”). Investcorp shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions, (1) over which the Title Company is willing to insure (without additional cost to Investcorp including defense costs) (subject to the prior approval of Investcorp, which shall not be unreasonably withheld) or (2) which tenants under Leases are required to cure and remove or (3) which will be extinguished upon the transfer of the Properties to the Property Owning Subsidiaries (collectively, the “Non Objectionable Encumbrances”); provided, however, Transferors shall be obligated to remove and cure at or prior to Closing any mortgage (including the Existing Mortgage Debt), deed of trust, judgment lien, mechanic’s and materialmen’s liens and other liens and encumbrances against the Property (other than liens for taxes and assessments which are not delinquent) which were voluntarily permitted, created or caused by Transferors after the date hereof. Transferors shall be obligated to remove any New Title Objections (other than Non Objectionable Encumbrances) from the applicable Title Policies at or prior to Closing, provided that Transferors shall not be required under any circumstances to incur any cost or liability in excess of $1,000,000 in the aggregate to cure or remove any Title Objections and New Title Objections from the Title Policies (other than the Existing Mortgage Debt which Transferors shall be obligated to remove); provided, however, that if Transferors elect not to incur any cost or liability in excess of $1,000,000 to cure or remove any Title Objections, then, subject to Article VIII, Investcorp shall have the right to treat such Property, to which such Title Objection pertains, as a Dropped Asset. In the event Transferors notify Investcorp, within five (5) Business Days after receipt of notice from Investcorp as to any New Title Objections, that Transferors are unable or unwilling to cure any Title Objections or New Title Objections (the “Response Notice”), then Investcorp shall notify Transferors of its intention to (i) treat the Property to which such New Title Objection pertains as a Dropped Asset, subject to Article VIII, (ii) terminate this Agreement with a full refund of its deposit or (iii) proceed to Closing and accept title to the Properties subject to such Title Objections or New Title Objections, without any adjustment to the Agreed Market Value of any Property, or any liability or obligation on the part of Transferors by reason of such Title Objections or New Title Objections. Pursuant to Section 8.1, Transferors shall have the right to treat a Property or Properties as Dropped Assets in order to satisfy the provisions of this Section 1.9. In the event that Investcorp fails to notify Transferors of its intention to treat a Property as a Dropped Asset, or terminate or close over such Title Objections or New Title Objections within three (3) days following the Response Notice, then Investcorp shall be deemed to have elected to close the transactions contemplated hereunder, subject to the Title Objections or New Title Objections (without any adjustment to the Agreed Market Value of any Property, or any liability or obligation on the part of Transferors by reason of such Title Objections or New Title Objections.

(b)    Notwithstanding anything to the contrary set forth herein, Transferors shall be obligated to remove or cause the Title Company to insure over (i) all delinquent tax liens, all liens evidencing mortgage indebtedness, including, without limitation, the Existing Mortgage Debt, all mechanics liens and all judgment liens affecting the Properties except to the extent the obligation to remove any such monetary lien is the obligation of a Tenant under a Lease and (ii) any New Title Objection affirmatively created by an act of a Transferor or any Affiliate thereof in breach of this Agreement after the date hereof.

(c)    Notwithstanding anything to the contrary set forth herein, all “Indemnified Title Matters”, as defined in the Title Issues Indemnity, shall be Permitted Exceptions for all purposes of this Agreement.

(d)    Notwithstanding anything to the contrary herein, the parties acknowledge that surveys for Parkwood and Creekside have not been delivered to Investcorp as of the date hereof. Any title issues that such surveys may show shall be added to the “Indemnified Claims” under the Title Issues Indemnity.

ARTICLE II - CERTAIN COVENANTS AND
CONDITIONS TO CLOSING

2.1    Certain Covenants and Conditions to Investcorp’s Obligations.

The obligation of Investcorp to consummate the transactions contemplated hereunder shall be subject to the satisfaction by the applicable Transferor, or waiver by Investcorp, of each of the conditions set forth below and the performance by the applicable Transferor of its respective obligations set forth below and elsewhere in this Agreement, in each case on or before the Closing Date unless provided otherwise. None of the transactions contemplated in this Agreement shall be consummated unless all of the transactions contemplated in this Agreement are simultaneously consummated, provided that the closing of the New Mortgage Financing shall not be a condition precedent to Investcorp’s obligation to consummate the transactions contemplated hereunder.

(a)    Title Insurance. The respective Transferors shall cause to be issued to the applicable Property Owning Subsidiary at the Closing with respect to each Property an original title insurance policy on Form T-1: Owner Policy of Title Insurance promulgated by the Texas Department of Insurance (or a fully effective marked up commitment or pro forma title policy which has the same legal effect) issued by the Title Company in the amount of the Agreed Fair Market Value with respect to such Property, dated as of the Closing Date, insuring fee simple title to the Real Property in the applicable Property Owning Subsidiary and including the endorsements set forth on Schedule 2.1(a) hereof, which shall be paid for by Transferors, subject only to the Permitted Exceptions (such title insurance policies are individually referred to as a “Title Policy” and collectively as the “Title Policies”).

(b)    Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of the Transferors contained herein shall be and remain true and correct in all material respects (except if limited by their terms to a materiality standard, in which case they shall be and remain true and correct in all respects) on and as of the Closing Date (except for representations and warranties that speak of a specific date or time other than the date of this Agreement, which need only be true and correct (to the extent aforesaid) as of such date or time). Transferors shall have performed or tendered performance of all of their covenants and agreements hereunder in all material respects.

(c)   No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

(d)   Execution of JV Partnership Agreement, Intermediate GP Operating Agreement, the Intermediate LP Partnership Agreement, Property Management and Leasing Agency Agreement. The JV Partnership Agreement, the Intermediate GP Operating Agreement, the Intermediate LP Partnership Agreement and the Property Management and Leasing Agency Agreement shall have been executed and delivered and shall be in full force and effect.

(e)    Contribution. Transferors shall have consummated and completed each of the transactions described and set forth in Section 1.3 hereof.

(f)    Repayment of Existing Mortgage Debt. Transferors shall have made arrangements with Existing Lender to accept repayment of the entire amount of the Existing Mortgage Debt to Existing Lender at Closing. Transferors shall arrange for delivery by Existing Lender at Closing of such pay-off letters, release documents, financing statement terminations and such other documents as Existing Lender is required to provide and which Investcorp and/or the Title Company may reasonably require in order to effectuate the repayment of the Existing Mortgage Debt as contemplated by Section 1.5.

(g)    Delivery of Transfer Documents. At Closing, the respective Transferor shall execute and deliver, or cause to be executed and delivered, to Investcorp, the JV or the applicable Property Owning Subsidiary, through customary escrow arrangements or otherwise, the following, in form and substance as set forth below or as otherwise reasonably satisfactory to Investcorp:

(i)    Contribution and Sale of Properties. In connection with the transactions contemplated in Section 1.3 hereof, Transferors and Portfolio Investor shall deliver to Investcorp an indemnity, in the form attached to this Agreement as Exhibit R, indemnifying and holding Investcorp harmless from any and all costs, damages, expenses, losses and claims that (x) may be incurred by Investcorp as a result of any challenge to the validity of any of the transactions described and set forth in Section 1.3 of this Agreement and/or (y) would not have been incurred but for the transactions described and set forth in Section 1.3 hereof (other than execution and delivery of the Deeds);

(ii)    Deeds. The appropriate Texas specific form of deed for each Property, the form of which is attached to this Agreement as Exhibit G-1, executed by the applicable Transferor, in recordable form conveying each Property to the applicable Property Owning Subsidiary, subject only to the Permitted Exceptions;

(iii)    Bills of Sale. A bill of sale substantially in the form attached to this Agreement as Exhibit G-2, executed by the applicable Transferors, assigning, conveying and warranting to the applicable Property Owning Subsidiary title to the Personal Property, free and clear of all encumbrances, except for the Permitted Exceptions;

(iv)    Assignment and Assumption of Leases. An assignment and assumption agreement in substantially the form attached to this Agreement as Exhibit H, executed by the applicable Transferor, whereby the applicable Transferor assigns such Transferor’s right, title and interest in and to the Leases (including, without limitation, all guaranties and security deposits, other than letters of credit, and/or other deposits thereunder not previously applied in accordance with the terms of the applicable Leases and reflected on the Rent Roll attached hereto as Exhibit J-1, all of which interest in such security deposits shall be delivered to the applicable Property Owning Subsidiary) to the applicable Property Owning Subsidiary, and such entity assumes the obligations accruing thereunder from and after the Closing Date;

(v)    Letters of Credit. With respect to any letters of credit that secure Tenants’ obligations under the Leases, the Transferors shall use their reasonable good faith efforts to cause such letters of credit to be delivered or assigned to, or reissued in favor of, the applicable Property Owning Subsidiary, and, if necessary, shall use their reasonable good faith efforts to enforce the terms and conditions of any such letter of credit prior to such delivery, assignment or reissuance;

(vi)    Entity Transfer Certificate(s). Each Transferor shall deliver an entity transfer certification confirming that such Transferor is not a “foreign person” as defined in Section 1445(f)(3) of the Code;

(vii)   Rent Roll. A Rent Roll for each of the Properties dated no later than five (5) Business Days prior to the Closing Date, which Rent Roll will be used to identify all Leases of space at the Property for purposes of this Agreement as of the date thereof. By their delivery thereof, Transferors shall be deemed to have represented to Investcorp that such Rent Roll, as of the date thereof, is true, complete and correct in all material respects (including, without limitation, the amount of unapplied security deposits and aging report);

(viii)   Title Insurance. The Title Policies shall have been received or the Title Company shall be committed to the issue the Title Policies in accordance with Sections 1.9 and 2.1(a) hereof;

(ix)     Notice to Tenants. For each Property, an original notice to Tenants, signed by the applicable Transferor, advising such Tenants of the transfer of title to the applicable Property Subsidiary, which notice may be delivered to Tenants after the Closing;

(x)      Assignment and Assumption of Contracts, Warranties, Guarantees and Other Intangible Property. An assignment and assumption of contracts, warranties and guarantees and other intangible property in the form attached hereto as Exhibit J-2 to the applicable Property Owning Subsidiary, executed by the applicable Transferor, whereby the applicable Transferor assigns the Transferor’s right, title and interest in and to the Intangibles related to each Property;

(xi)    Tenant Estoppels. With respect to each Property, Investcorp shall have received Estoppels or Transferor Estoppels disclosing no Material Adverse Deviations, all to the extent required or permitted by Section 4.2, from (x) all of the Major Tenants, (y) tenants occupying at least seventy percent (70%) of the space at such Property leased to tenants other than Major Tenants and (z) parties to reciprocal easement and similar agreements encumbering such Property;

(xii)    Leases. Originals of, or, if not in Transferors’ possession, copies of all Leases certified by Transferors to be true, correct and complete copies thereof, and to the extent in Transferors’ possession, all plans and specifications (including the plans and specifications for the New Space), as built drawings, warranties and guaranties, file books and records, billing information and licenses, permits and other materials relating to the current operation and maintenance of the Properties, in each case shall be deemed delivered to the applicable Property Owning Subsidiary;

(xiii)    Closing Statement. A Closing Statement conforming to the proration and other relevant provisions of this Agreement;

(xiv)    Retail Connections, Inc. A notice of termination (dated within five (5) days after the date hereof) of the existing agreements with Retail Connections, Inc., which are more particularly described on Schedule 3.1(f), for its services as leasing agent for the Properties located in Dallas, Texas;

(xv)     Other. Such other documents, instruments, consents, authorizations or approvals as may be reasonably required by, and reasonably satisfactory to, Investcorp and its counsel and the Title Company, and that may be reasonably required to consummate the transactions that are the subject of this Agreement and the Related Agreements and to otherwise give effect to the agreements of the parties hereto; and

(xvi)     Authority. Each Transferor shall have delivered to Investcorp at the Closing evidence of its authority to execute and deliver this Agreement and all Related Agreements and to consummate the transactions which are the subject of this Agreement and to perform its obligations hereunder and under the Related Agreements.

(xvii)    Environmental Indemnity. Portfolio Investor shall have delivered to Investcorp at the Closing an environmental indemnity in the form annexed hereto as Exhibit U, indemnifying and holding Investcorp harmless from and any all costs, damages, expenses, losses and claims that may be incurred by Investcorp as a result of certain environmental issues at the Properties known as Townsend, Forestwood, and Market at First Colony and arising and/or accruing prior to the Closing Date. From and after the Closing, Portfolio Investor shall have the right to substitute an environmental insurance policy in all respects reasonably acceptable to Investcorp for the environmental indemnity delivered pursuant to this clause (xvii). This clause (xvii) shall survive the Closing.

(xviii)    Title Issues Indemnity. Portfolio Investor shall have delivered the Title Issues Indemnity to Investcorp at Closing.

2.2    Conditions to the Obligations of the Equity One Parties.

The obligation of the Equity One Parties to consummate the transactions contemplated under this Agreement is subject to the satisfaction by Investcorp, or waiver by the Equity One Parties, on or before the Closing Date, of each of the conditions set forth below. None of the transactions contemplated in this Agreement shall be consummated unless all of the transactions contemplated in this Agreement are simultaneously consummated.

(a)    Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of Investcorp hereunder shall be and remain true and correct in all respects (except if limited by their terms to a materiality standard, in which case they shall remain true and correct in all respects) on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time which need only be true and correct (to the extent aforesaid) as of such date or time). Investcorp shall have made or tendered all payments required to be made by it and shall have performed or tendered performance of all of its other covenants and agreements hereunder in all material respects.

(b)    No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

(c)    Execution of JV Partnership Agreement, Intermediate GP Operating Agreement, the Intermediate LP Partnership Agreement and Property Management and Leasing Agency Agreement. The JV Partnership Agreement, the Intermediate GP Operating Agreement, the Intermediate LP Partnership Agreement and the Property Management and Leasing Agency Agreement shall have been executed and delivered and shall be in full force and effect.

(d)    Section 2.1 Deliveries. The documents and instruments described in Section 2.1 shall have been executed and delivered, as applicable, by the JV and the Property Owning Subsidiaries party thereto.

(e)    Authority. Investcorp shall have delivered to the Transferors by the Closing evidence of its authority to execute and deliver this Agreement and all Related Agreements and to consummate the transactions which are the subject of this Agreement and to perform their obligations hereunder and under the Related Agreements.

(f)     New Mortgage Financing. The JV and the Property Owning Subsidiaries shall have delivered to New Lender such documents, instruments, consents and authorizations as may be required by New Lender, its counsel or the Title Company to consummate the New Mortgage Financing, and all conditions precedent to New Lender’s funding of the New Mortgage Financing, provided that such conditions precedent are consistent with Transferors’ obligations under this Agreement, shall have been satisfied or waived. The parties hereto agree to cooperate with each other in satisfying this condition.

ARTICLE III - REPRESENTATIONS AND WARRANTIES, CERTAIN COVENANTS

3.1    Representations and Warranties of the Transferors; Certain Covenants of the Transferors.

Each Transferor hereby represents and warrants to Investcorp as of the date of this Agreement as follows:

(a)    Existence and Power of Transferors. Each Transferor is a validly existing limited partnership, corporation or limited liability company under the laws of the jurisdiction of its formation. Each Transferor and its respective general partners or officers have all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by the Transferors, and to enter into and deliver and to perform its obligations hereunder and under the Related Agreements executed by the Transferors.

(b)    Authorization; No Contravention; Consents. The execution and delivery of this Agreement and the Related Agreements executed by each of the Transferors and the performance of their respective obligations under all of the foregoing have been duly authorized by all requisite corporate or limited partnership action. This Agreement and the Related Agreements have been or will be duly executed and delivered by the Transferors, and this Agreement and the Related Agreements executed by the Transferors will constitute the valid, legal and binding obligations of the Transferors, as applicable, enforceable against the respective Transferors in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally, and, as to enforceability, general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the terms of this Agreement or the Related Agreements executed by Transferors will violate in any material respect any term of any material agreement, order or decree to which any of them is a party or by which any of the Transferors is bound or to which any Property is subject (other than the Existing Mortgage Debt, which is to be repaid in full at Closing). Except as set forth on Schedule 3.1(b), no consent of any lender, partner, member, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person which has not been obtained is required in order for Transferors to enter into this Agreement and consummate the transactions contemplated herein, other than those, if any, the failure to obtain which would not have a material adverse effect on the JV or any Property Owning Subsidiary.

(c)    No Violation. To Transferors’ knowledge no order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction is now in effect or shall be in effect as of Closing which restrains or prohibits the transfer of the Properties or the consummation of any other transaction contemplated hereby.

(d)    Litigation. Except as set forth on Schedule 3.1(d), there are no actions, suits or proceedings pending in any court or before or by an arbitration tribunal or regulatory commission, department or agency or, to Transferors’ knowledge, otherwise threatened which in any case, if adversely determined, would have a material adverse effect on condition or operation of any Property, or Transferors or would materially affect the ability of Transferors to consummate the transactions contemplated hereby.

(e)    No Condemnation. As of the date hereof, except as set forth in Schedule 3.1(e), (i) there are no pending or, to Transferors’ knowledge, threatened condemnation, expropriation, requisition or similar proceedings against any Property or any portion thereof and (ii) no Transferor has received written notice that any such proceeding is contemplated.

(f)     Leasing Commissions and Tenant Allowances. There are no rental, lease, or other commissions now due and payable or which will become due or payable with respect to the current term of any of the Leases and there are no unpaid or pending Tenant improvement allowances or other concessions now due or payable in connection with any of the Leases or which will become due or payable, except, in each case, for leasing commissions, brokerage fees and tenant improvement allowances or other concessions (i) described on Schedule 3.1(f), (for which either Transferors are responsible or the JV shall be responsible, as set forth on Schedule 3.1(f)), or (ii) incurred in connection with new Leases or Lease modifications, in each case entered into pursuant to Section 4.4 or (iii) as otherwise expressly set forth in the Leases. Schedule 3.1(f) also contains a true, correct and complete list of all existing brokerage agreements affecting the Properties.

(g)    Rent Rolls; Leases. The information set forth in the rent rolls described in Exhibit J-1 (the “Rent Rolls”) (which includes a tenant delinquency report which is correct in all material respects, to Transferors’ knowledge) is accurate in all material respects as of the date set forth therein except for the information related to pass-through expenses to Tenants, which is accurate as of the date set forth in the separate spreadsheet thereof also described in Exhibit J-1. There are no Leases in force for the Properties other than as identified in the Rent Rolls. Schedule 3.1(g) is a true, correct and complete list of all of the existing Leases in effect as of the date of such Schedule. Except as indicated in Exhibit J-1, or as set forth in the Leases, no Tenant has paid any rent in advance except for the current month and no Tenant is entitled to any concession, rebate, abatement or other similar benefit. To Transferors’ knowledge, except as indicated in Exhibit J-1, Transferors have not delivered or received any written notice of default or termination under any Lease with a Tenant within the six (6) month period prior to the date hereof other than notices of alleged defaults that have been cured.

(h)    Existing Loans. Exhibit C identifies all Existing Mortgage Debt and provides (i) the names of the Existing Lender and (ii) the outstanding principal balances as of the Existing Mortgage Debt as of March 1, 2006 (or in the case of the Existing Mortgage Debt encumbering the “Westgate Marketplace” Property, February 28, 2006).

(i)     Insurance. Transferors have not received any notice within six months prior to the date hereof from any insurer threatening to decline to provide insurance coverage for any Property and, to Transferors knowledge, all insurance programs (i.e., commercial liability, general liability, etc.) for the Properties are in full force and effect.

(j)    Contracts. Schedule 1 is a true, complete and correct list of all property management agreements, listing/brokerage agreements, all other Contracts that are not cancelable on thirty (30), days (or less) notice without payment of premiums or penalty, and Contracts with Affiliates relating to the Properties, and true, correct and complete copies of all such Contracts) have been made available to Investcorp. To Transferors’ knowledge, such Contracts are in full force and effect. No Transferor has provided or received any written notice of any default under any such Contract which has not been cured.

(k)    Hazardous Substances. To Transferors’ knowledge, Transferors have made available to Investcorp all environmental studies, investigations, reports, audits, assessments, licenses, permits and agreements relating to each of the Properties’ compliance or noncompliance with Environmental Laws within Transferors’ possession or control, including complete copies of the most recent Phase I environmental report for each Property and any Phase II reports obtained as a result of conditions noted in such Phase I report, which environmental reports are more particularly described on Schedule 3.1(k) (collectively, the “Existing Environmental Reports”). Additionally, Transferors have advised Investcorp of Transferors’ election to place three (3) of the Properties (the “DCRP Properties”) in the Texas Dry Cleaner Remediation Program, pursuant to Texas House Bill 1366. Except as set forth in the Existing Environmental Reports and except for the DCRP Properties, no Transferor has made any report or disclosure to any Authority relating to a release or threatened release of Hazardous Substances or Hazardous Wastes at, to, upon, or from any Property, in each case except to the extent such matters would not reasonably be expected to have individually or in the aggregate a material adverse effect on the value of any individual Property. Except as set forth in the Existing Environmental Reports, Transferors have no knowledge of any underground storage tanks located on any Property. Transferors make no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in any Existing Environmental Reports relating to the Properties. As used in this Agreement, the terms “Hazardous Substances” and “Hazardous Wastes” shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 1251 et seq., as amended, and the regulations thereunder, Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq., as amended, including amendments under Resource Conservation and Recovery Act, and the regulations thereunder, and Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., as amended, and regulations thereunder, or any applicable state or local equivalent.

(l)    As is Physical Condition. Subject to the terms and conditions set forth herein, the Properties shall be transferred to the Property Owning Subsidiaries at Closing in their “as-is”, “where is” condition, as of the date hereof, ordinary wear and tear excepted.

(m)   Non-Foreign Person. No Transferor is a “foreign person” as defined in Section 1445(f)(3) of the Code.

(n)    Pension Fund. None of the Transferors hold “plan assets” as defined in regulations at 29 CFR Section 25610.3-101, of any “plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975(e) of the Code.

(o)    Bankruptcy Matters. None of the Transferors has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

(p)    Tax Appeals. Except as set forth on Schedule 3.1(p), none of the Transferors have commenced and is continuing to prosecute any real estate tax certiorari or other proceeding or protests in any jurisdiction to reduce taxes or any portion thereof for any fiscal year.

For purposes of this Agreement, the term “to the Transferors’ knowledge” or words of similar import shall mean the actual knowledge (as opposed to imputed or constructive knowledge) of Doron Valero, Kevin Booth and Randy Lauseng who are the individuals who know or should know the matters referenced herein after reasonable inquiry of the regional managers and/or asset managers responsible for managing and operating each of the Properties. All of the representations and warranties set forth herein are expressly made subject to and deemed modified by any information inconsistent with or contrary to such representations and warranties which is contained in the Schedules attached hereto, and any inconsistency or anything to the contrary between the Schedules attached hereto and any representation or warranty shall not be deemed a breach of such representation or warranty. Except for the representations and warranties of the Transferors expressly set forth in this Agreement and as may be set forth in any of the closing documents delivered by the Transferors pursuant to Section 2.1, the Properties are being transferred to the applicable Property Owning Subsidiary in their “as is”, “where is” condition, with all faults, without any express or implied representation or warranty whatsoever from any of the Transferors.

3.2    Representations and Warranties of Investcorp.

Investcorp represents and warrants to the Transferors as of the date of this Agreement and makes certain covenants as follows:

(a)    Organization and Qualification.

(i)    Investcorp is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Investcorp has all requisite partnership power and authority to own, operate, lease and encumber its properties and conduct the business in which it engages or proposes to engage and to enter into this Agreement and each of the Related Agreements to which it is a party, and to perform its obligations hereunder and thereunder.

(ii)   Investcorp is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

(b)    Authority Relative to Agreements; Board of Approval; No Conflicts; No Defaults, Required Filings and Consents.

The execution, delivery and performance of this Agreement and the Related Agreements, have been duly and validly authorized by all necessary corporate action on the part of Investcorp. This Agreement and the Related Agreements have been or will be duly executed and delivered by Investcorp and will constitute the valid and legally binding obligations of Investcorp, enforceable against Investcorp in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally, and, as to enforceability, general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the terms of this Agreement or the Related Agreements executed by Investcorp will violate any term of any agreement, order or decree to which Investcorp is a party or by which Investcorp is bound. No consent of any lender, partner, member, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person which has not been obtained is required in order for Investcorp to enter into this Agreement and consummate the transactions contemplated herein. Investcorp obtained all other authorizations, consents, approvals and waivers from third parties, including, without limitation, Authorities, necessary to enable Investcorp to perform all of its obligations under this Agreement and the Related Agreements other than those, if any, the failure to obtain which would not have a material adverse effect on the JV or Investcorp.

(c)    Diligence Materials. Investcorp has reviewed the Diligence Materials listed on Exhibit K and has conducted such independent diligence with respect to the Properties as it has deemed appropriate, and Investcorp expressly acknowledges that, except as set forth herein, it has no right to terminate this Agreement based on the results of its diligence on the Properties.

3.3    No Liability for Known Facts.

No Equity One Party shall have any liability in connection with this Agreement by reason of an inaccuracy of a representation or warranty, if and to the extent that such inaccuracy is in fact “actually known” (as provided in Section 3.4 below) by Investcorp at the time of the Closing and Investcorp elects, nevertheless, to cause the transactions contemplated by this Agreement to be consummated.

3.4    Representations Deemed Modified.

(a)    To the extent that Investcorp actually knows prior to the execution of this Agreement that Transferors’ representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such knowledge. For purposes of this Agreement, Investcorp shall “actually know” that a representation or warranty was untrue, inaccurate or incorrect to the extent that (a) Christopher Sameth, Herbert Myers or F. Jonathan Dracos has actual knowledge thereof (without implying any particular duty of inquiry) or (b) any written work product prepared by or for Investcorp and delivered (which shall include, for this purpose e-mail delivery or facsimile transmission to any one or more of Messrs. Sameth, Myers or Dracos), by any of its employees, agents, representatives or third parties retained by it which contains information which is contrary to such representation or warranty.

(b)    Investcorp hereby represents and warrants to Transferors that it has provided to Transferors true, correct and complete copies of the retainer letter or other evidence of the scope of work for each of the third-party professionals or firms it has retained in connection with its due diligence review and investigation of the Properties (other than Paul, Hastings, Janofsky & Walker LLP, which was retained to review title and survey, as well as negotiate and draft this Agreement and the other transaction documents), a complete list of which retainer letters is annexed hereto as Schedule 3.4(b).

3.5    No Other Representations and Warranties Outside Agreement and Related Agreements.

(a)    The parties hereby expressly acknowledge and agree that, except as set forth in this Agreement and the Related Agreements, as reliance thereon and enforcement thereof may be limited in this Agreement and the Related Agreements, no party, nor anyone acting for or on behalf of any party, has made any oral or written representation, warranty, covenant, agreement, promise or statement, express or implied, to the other party, or to anyone acting for or on behalf of the other party, and no party has, except as provided in this Agreement and the Related Agreements, relied on, and shall not be entitled to rely on same.

(b)    Without limiting the generality of the foregoing, Investcorp, for itself and on behalf of the Property Owning Subsidiaries, hereby acknowledges and agrees that, except for the Transferors’ representations and warranties set forth in this Agreement and the Related Agreements, as reliance thereon and enforcement thereof may be limited in this Agreement, Investcorp, for itself and on behalf of the Property Owning Subsidiaries, waives, and the Transferors disclaim, all warranties of any type of kind whatsoever with respect to the Properties, whether express or implied, including, by way of description but not limitation, those of fitness for a particular purpose and use.

(c)    WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, INVESTCORP, FOR ITSELF AND ON BEHALF OF THE PROPERTY OWNING SUBSIDIARIES, SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE RELATED AGREEMENTS, THE PROPERTIES ARE “AS IS, WHERE IS AND WITH ALL FAULTS” AND (ii) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE RELATED AGREEMENTS, AS APPLICABLE, NONE OF INVESTCORP, THE PROPERTY OWNING SUBSIDIARIES, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON IS RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM EITHER EQUITY ONE, ANY OTHER TRANSFEROR OR ANY DIRECT OR INDIRECT PARTNER, OFFICER, DIRECTOR, TRUSTEE, MEMBER, EMPLOYEE, AFFILIATE, ATTORNEY, AGENT OR BROKER OF EQUITY ONE OR ANY OTHER TRANSFEROR, AS TO ANY MATTER CONCERNING THE PROPERTIES OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE MATERIALS (INCLUDING, THE COMPLETENESS THEREOF), INCLUDING (a) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Properties or any aspect of portion thereof, including, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater; (b) the dimensions or lot size of the Properties or the square footage of any of the improvements thereon or of any tenant space therein; (c) the development or income potential, or rights of or relating to, the Properties, or the fitness, suitability, value or adequacy of a Property for any particular purpose; (d) the zoning or other legal status of any Property; (e) the compliance of any Property or its operation with any Laws, conditions and restrictions of any Governmental Authority or of any other person or entity (including, the Americans with Disabilities Act of 1990, as amended); (f) the ability of Investcorp or any Property Owning Subsidiary or any of its Affiliates to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property; (g) the presence, absence, condition or compliance of any hazardous substances or waste on, in, under, above, from, or about any Property or any adjoining or neighboring property; (h) the quality of any labor and materials used in any improvements at any Property; or (i) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property. Without limiting the generality of the foregoing, Investcorp for itself and on behalf of the Property Owning Subsidiaries expressly acknowledges and agrees that, except as set forth herein or in any other document delivered pursuant hereto, it is not relying on any representation or warranty of Equity One or any other Transferor or any direct or indirect partner, member, director, trustee, officer, employee, affiliate, attorney, agent or broker of Equity One or any other Transferor, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of any of them.

(d)    INVESTCORP FOR ITSELF AND ON BEHALF OF THE PROPERTY OWNING SUBSIDIARIES ACKNOWLEDGES AND AGREES THAT ANY REPORTS AND INFORMATION OBTAINED BY INVESTCORP OR ANY OF ITS AFFILIATES AND OBLIGATIONS RELATED THERETO ARE THE SOLE RESPONSIBILITY OF INVESTCORP AND, EXCEPT TO THE EXTENT EXPRESSLY REQUIRED PURSUANT TO THIS AGREEMENT, NONE OF EQUITY ONE OR ANY OTHER TRANSFEROR OR ANY OF THEIR AFFILIATES HAS ANY OBLIGATION TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS OR ANY UPGRADES, REMEDIATION OR STUDIES TO OR ABOUT ANY PROPERTY OR ANY PORTION THEREOF OR TO CURE OR REPORT ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. INVESTCORP FOR ITSELF AND ON BEHALF OF THE PROPERTY OWNING SUBSIDIARIES ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, OR IN ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO, THE JV AND THE PROPERTY OWING SUBSIDIARIES ARE SOLELY RESPONSIBLE FOR OBTAINING, AS THEY DEEM NECESSARY OR APPROPRIATE, ANY APPROVAL, LICENSE OR PERMIT NECESSARY FOR ACCEPTANCE BY THEM OF ANY PROPERTY OR INTEREST AND FOR ANY REPAIRS, UPGRADES, REMEDIATION, STUDIES OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT THE JV’S SOLE COST AND EXPENSE.

3.6   Survival; Limitation of Liability.

Except as otherwise provided herein, all representations and warranties of Transferors contained in this Agreement shall survive the Closing for a period of one (1) year from the date of the Closing, provided that Investcorp must give Transferors written notice of any claim it may have against Transferors for a breach of such representation, or for the breach of any covenant of a Transferor contained in this Agreement, within one (1) year after the Closing. Any claim which Investcorp may have at any time, whether known or unknown, which is not asserted within such one (1) year period (the “Survival Period”) shall not be effective or valid, and Transferors shall have no liability with respect thereto. In addition, (i) Investcorp may not bring any action against any Transferor unless and until the aggregate amount of all liability and losses arising out of any misrepresentations herein together with any breaches of this Agreement by Transferors exceeds $150,000 (the “Floor”), (ii) in the event that the aggregate amount of all liability and losses so arising exceeds the Floor, Transferors shall have no liability to Investcorp for the first $150,000 of such liability and losses and (iii) in no event shall the aggregate liability and losses of Transferors hereunder exceed $10,000,000 (the “Ceiling”). Notwithstanding the foregoing one (1) year survival limitation, the representations and warranties contained in Section 3.1(a), the first sentence of Section 3.1(b) and Section 3.1(m) shall survive the Closing indefinitely. The provisions of this Section 3.6 shall survive the Closing. At Closing, Portfolio Investor or, at Transferor’s option, a newly-formed single-purpose entity wholly-owned (directly or indirectly) by Equity One (“Special Guarantor”) shall be capitalized by Transferors with unencumbered securities or other financial instruments (the “Special Guarantor Capital”) reasonably acceptable to Investcorp (Investcorp hereby confirming that a note or debenture issued by Equity One shall be acceptable to Investcorp) and having a fair market value of at least $5,000,000, and Portfolio Investor, together with Special Guarantor, if applicable, shall execute and deliver a joinder to this Agreement pursuant to which (i) Portfolio Investor and Special Guarantor, if applicable, shall agree to be jointly and severally liable with Transferors for any post-closing liability of Transferors to Investcorp hereunder, subject to the provisions of this Section 3.6, (ii) Portfolio Investor shall represent and covenant that Portfolio Investor’s sole purpose shall be to own and hold its 20% membership interest in the JV and provide certain indemnities required hereunder, (iii) Special Guarantor, if applicable, shall represent and covenant (x) that its sole purpose shall be to execute and deliver the joinder referred to in this Section 3.6 and (y) that it shall maintain ownership of the Special Guarantor Capital, unencumbered, at least until the expiration of the Survival Period, and (iv) each of Portfolio Investor and Special Guarantor, if applicable, shall represent that it has delivered true, correct and complete copies of its organizational documents to Investcorp, certified as true, correct and complete by an authorized officer, member or manager of Portfolio Investor or Special Guarantor, as applicable.

3.7    Release of Equity One Parties.

(a)    EXCEPT FOR RIGHTS, REMEDIES AND OTHER PROVISIONS WHICH SURVIVE CLOSING PURSUANT TO THE EXPRESS TERMS OF THIS AGREEMENT AND THE RELATED AGREEMENTS, INVESTCORP IRREVOCABLY AND ABSOLUTELY WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, AND COVENANTS NOT TO FILE OR OTHERWISE PURSUE ANY LEGAL ACTION AGAINST ANY EQUITY ONE PARTIES OR THEIR AFFILIATES OR ANY DIRECT OR INDIRECT PARTNER, MEMBER, MANAGER, TRUSTEE, DIRECTOR, SHAREHOLDER, CONTROLLING PERSON, AFFILIATE, OFFICER, ATTORNEY, EMPLOYEE, AGENT OR BROKER OF ANY OF THE FOREGOING, AND ANY OF THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS, WITH RESPECT TO ANY AND ALL SUITS, ACTIONS, PROCEEDINGS, INVESTIGATIONS, DEMANDS, CLAIMS, LIABILITIES, FINES, PENALTIES, LIENS, JUDGMENTS, LOSSES, INJURIES, DAMAGES, SETTLEMENT EXPENSES OR COSTS OF WHATEVER KIND OR NATURE, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE (INCLUDING ANY ACTION OR PROCEEDING BROUGHT OR THREATENED OR ORDERED BY ANY AUTHORITY), INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ AND EXPERTS’ FEES AND EXPENSES, AND INVESTIGATION AND REMEDIATION COSTS THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PROPERTIES OR ANY PORTION THEREOF OR THE CONDITION THEREOF, INCLUDING THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF ANY PROPERTY OR ANY LAW APPLICABLE THERETO, OR ANY OTHER MATTER RELATING TO THE USE, PRESENCE, DISCHARGE OR RELEASE OF HAZARDOUS SUBSTANCE OR WASTE ON, UNDER, IN, ABOVE OR ABOUT ANY OF THE PROPERTIES WHICH ARISE, OCCUR AND/OR ACCRUE PRIOR TO THE CLOSING. NOTWITHSTANDING THE FOREGOING, TRANSFERORS HEREBY ACKNOWLEDGE THAT INVESTCORP HAS NOT, AND IS NOT, WAIVING ANY RIGHT TO IMPLEAD TRANSFERORS IN ANY ACTION, CLAIM, SUIT, DEFENSE, CASE, EVENT OR MATTER BROUGHT BY A THIRD PARTY AGAINST INVESTCORP FOR A CLAIM ARISING ACCRUING AND/OR OCCURRING PRIOR TO THE CLOSING DATE.

(b)    IN CONNECTION WITH THIS SECTION 3.7, INVESTCORP EXPRESSLY WAIVES THE BENEFITS OF ANY PROVISION OR PRINCIPLE OF FEDERAL OR STATE LAW THAT MAY LIMIT THE SCOPE OR EFFECT OF THE WAIVER AND RELEASE PROVISIONS OF THE PRECEDING PARAGRAPH.

ARTICLE IV - COVENANTS

4.1    Availability of Records.

For the period of time commencing on the date of this Agreement and continuing through the second (2nd) anniversary of the Closing Date, the Transferors shall, from time to time, upon reasonable advance notice from the JV and at reasonable times, provide the JV and its designated accountants and employees with access to all financial information in its possession pertaining to the period of each Transferor’s ownership and operation of each Property, which information is relevant and reasonably necessary, in the opinion of the JV’s outside, third party accountants, to enable the JV and such accountants to prepare financial statements in compliance with any applicable law or regulation; provided, however, that in any such event(s), the JV shall reimburse the Transferors for any third party, out-of-pocket costs and expenses that the Transferors actually and reasonably incur in order to comply with the foregoing requirements.

4.2    Tenant Estoppels.

(a)    With respect to each Property, Transferors shall, prior to Closing, use its reasonable good faith efforts to provide estoppels (collectively, “Estoppels”) to Investcorp, the applicable Property Owning Subsidiary and New Lender from (x) all of the Major Tenants, (y) Tenants leasing at least seventy percent (70%) of the space at such Property leased by tenants other than Major Tenants and (z) parties to reciprocal easement and similar agreements (collectively, “REA’s”) encumbering such Property. At Closing, Transferors will certify to Investcorp that Transferors are not, to Transferors’ knowledge, in default of any material obligations under any REA’s with respect to which an Estoppel to such effect has not been delivered. Such Estoppels shall be requested either (a) in substantially the form attached hereto as Exhibit L or (b) in the form required by the applicable Tenant’s Lease. Transferors shall from time to time as any material number thereof are received, deliver to Investcorp for its review any Estoppel which Transferors receive, in accordance with the terms and conditions of Section 9.3 hereof.

(b)    An Estoppel shall be deemed acceptable for purposes of Section 2.1(g)(xi) hereof if such Estoppel is executed and returned by the applicable Tenant without material adverse deviation (each a “Material Adverse Deviation”) from the form provided pursuant to the preceding paragraph (a) or from the form required under such Tenant’s Lease. In the event that Transferors have received Estoppels executed by Tenants in the type and number satisfying the requirement in Section 4.2(a) as to the number and type of Estoppels, but such Estoppels contain one or more Material Adverse Deviations, and, consequently, the requirements of Section 2.1(g)(xi) are not satisfied, then Transferors shall, at Closing, deposit in escrow with the Title Company pursuant to an escrow agreement (the “Estoppel Cure Escrow Agreement”) substantially in the form annexed as Exhibit S, an amount (the “Estoppel Cure Deposit”) equal to the lesser of (i) $150,000 or (ii) the aggregate stated amount of such Material Adverse Deviations, as stated or claimed by Tenants, or if not so stated or claimed, as reasonably estimated by Investcorp. If the Material Adverse Deviation in an Estoppel (x) is fully covered by the Estoppel Cure Deposit (as the same may be increased pursuant to Section 4.2(c) below), then the applicable Estoppel shall be deemed acceptable for the purposes of Section 2.1(g)(xi) hereof, or (y) is not covered by the Estoppel Cure Deposit, then the Estoppel will not be deemed acceptable and Investcorp shall have such rights with respect thereto as are set forth in this Section 4.2.

(c)    Transferors may, in their sole discretion, increase the amount of the Estoppel Cure Deposit by the stated amount (or if not stated the amount reasonably estimated by Investcorp) of Material Adverse Deviations in such Estoppels as may be required, in addition to those deemed acceptable pursuant to the preceding paragraph (b), to meet the requirements of Section 2.1(g)(xi), provided that the amount of the Estoppel Cure Deposit as so increased with respect to any Property shall not exceed 10% of the Agreed Value of such Property.

(d)    Transferors shall have until the first anniversary of Closing to settle and agree with any applicable Tenant upon the final amount of the Material Adverse Deviation claimed by such Tenant, and, upon such settlement and agreement (as expressly acknowledged in writing by the tenant, a copy of which express acknowledgment shall be delivered to Investcorp and the Title Company with Transferors’ request for release of the related portion of the Estoppel Cure Deposit), the applicable portion of the Estoppel Cure Deposit shall be released to tenant or to the JV as applicable, and the balance of such portion of the Estoppel Cure Deposit relating to such Estoppel, if any, shall be released to Transferors, all in accordance with the terms and provisions of the Estoppel Cure Escrow Agreement. Investcorp shall not object to any proposed release with respect to the Estoppel Cure Deposit unless it has reasonable, good faith grounds for doing so and sets forth such grounds in a notice, delivered five (5) Business Days after receipt of written notice from Transferors, to Transferors and the Title Company objecting to such release. If any Transferor fails to reach final agreement with any Tenant with respect to the amount of its Material Adverse Deviation on or before the first anniversary of Closing, then the amount of the Estoppel Cure Deposit attributable to such Material Adverse Determination shall be released to the JV, provided that if a Transferor has commenced litigation (or arbitration) with respect to such Material Adverse Deviation, then the amount of the Estoppel Cure Deposit attributable thereto shall remain in escrow pending resolution of such proceedings to the satisfaction of Transferors (as evidenced by appropriate written acknowledgment by the applicable Tenant or by final unappealable court order), whereupon such amount shall be released to Transferors or to the applicable tenant in accordance with such resolution, subject to the applicable terms and provisions of the Estoppel Cure Escrow Agreement.

(e)    Transferors shall have the right, but not the obligation, to substitute for any Estoppel otherwise required hereunder, a Transferor Estoppel substantially in the form of Exhibit T, executed by Transferors, provided that:

(i)    Investcorp shall not be obligated to accept Transferor Estoppels with respect to more than five percent (5%) of the space leased to Major Tenants;

(ii)   Investcorp shall not be obligated to accept Transferor Estoppels with respect to more than seven-percent (7%) of the space leased by Tenants other than Major Tenants;

(iii)   Transferor Estoppels shall, by their terms, be superseded, replaced and rendered null and void by post-Closing delivery to the JV of a Tenant Estoppel (with respect to the same space or space under a Lease of at least equivalent value) that would have met the requirements of this Agreement had it been delivered at or prior to Closing (including being acceptable in accordance with Section 4.2(b) hereof);

(iv)   Transferors’ liability under Transferor Estoppels, if any, shall not be limited by the Floor or the Ceiling referred to in Section 3.6.

(f)    If (i) Transferors fail to satisfy the requirements of Section 2.1(g)(xi) with respect to a Property after taking account of (x) any Transferor Estoppels delivered pursuant to Section 4.2(e), (y) the initial Estoppel Cure Deposit required by Section 4.2(b), and (z) any optional additional Estoppel Cure Deposit permitted by Section 4.2(c) or (ii) a Material Adverse Deviation exists with respect to an Estoppel and such Estoppel is not included in determining whether the requirements in Section 2.1(g)(xi) are satisfied, or such Material Adverse Deviation is not cured or otherwise addressed in accordance with the preceding clause (i), then either Investcorp or Transferors may, subject to the provisions of Article VIII hereof, treat such Property as a Dropped Asset (as hereinafter defined), or Investcorp may waive the requirements of Section 2.1(g)(xi) with respect to such Property.

(g)    In the event that any Estoppel (other than a Transferor Estoppel) contains information inconsistent with or contrary to any representation of Transferors herein, such representation shall be deemed modified to reflect to reflect such information.

4.3    Operation Prior to Closing.

Prior to Closing, Transferors shall:

(a)    Maintain each Property in the condition in which it existed as of the date of this Agreement, normal wear and tear excepted, not commit waste, operate each Property in a manner consistent with current practices and in compliance with all applicable laws and perform all of their material obligations under the Leases;

(b)    Keep in existence all fire and extended coverage insurance policies, and all public liability insurance policies, that are in existence as of the date of this Agreement with respect to each Property (or substitute policies equivalent thereto); and

(c)    Not by their acts or omissions voluntarily permit, create, cause or allow any mortgage, deed of trust, judgment lien, mechanic’s and materialmen’s liens and other liens and encumbrances against the Property (other than (i) liens for taxes and assessments which are not delinquent and (ii) any of such items which a tenant under a Lease is obligated to cure and remove, or which Transferors shall remove at Closing).

4.4    Leases Prior to Closing.

(a)    Except as otherwise provided for or contemplated by this Agreement (or pursuant to Investcorp’s Consent), from the date hereof until Closing, Transferors shall:

(i)    not provide a written waiver of any material rights under Leases to Major Tenants;

(ii)   not terminate, modify, amend, extend, renew or expand any Lease (except for terminations, amendments, modifications, extensions, renewals or expansions required by the existing terms of any such Leases); and

(iii)   not enter into any new Lease with any Tenant,

except in each case to the extent Equity One Manager would be permitted to do so under the applicable terms and provisions of the Property Management and Leasing Agency Agreement without Investcorp’s Consent, assuming for the purpose of this provision that the Property Management and Leasing Agency Agreement were in effect.

(b)    For the purposes of this Section 4.4, “Investcorp’s Consent” shall mean (a) Investcorp’s actual written consent (which may be given or withheld in Investcorp’s sole discretion) or (b) Investcorp’s consent which shall be deemed given if Investcorp does not respond within five (5) Business Days to a written request for Investcorp’s Consent with a written denial of its consent. In order for the notice to Investcorp be sufficient for deemed consent within five (5) Business Days, such notice must be marked in bold lettering with the following language: “INVESTCORP’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE OR INVESTCORP’S CONSENT SHALL BE DEEMED GIVEN.”

ARTICLE V - CLOSING ADJUSTMENTS

5.1    Prorations Generally.

Transferors shall be entitled to all income produced from the operation of the Properties which is allocable to the period prior to the Closing and shall be responsible for all expenses allocable to that period, including all interest on the Existing Mortgage Debt (except that all prepayment and similar charges and premiums with respect to the Westgate/Forestwood Debt as set forth on Schedule 1.5(a) shall be for the account of the JV, and the corresponding Property Owning Subsidiary shall be entitled to all income and responsible for all expenses (including, without limitation, all tenant improvement expenses, and leasing commissions) allocable to the period beginning at 12:01 A.M. on the day the Closing occurs. At the Closing, all items of income and expense with respect to each Property shall be prorated in accordance with the foregoing principles and the rules for the specific items set forth hereinafter and otherwise in accordance with the custom in the jurisdiction where the Properties are located, and the Agreed Fair Market Value of each Property shall be adjusted up or down at Closing by the net amount of all such prorations and adjustments in respect of such Property under this Article V.

5.2    Real Estate Taxes and Assessments.

(a)    Real estate taxes and assessments on each Property shall be prorated and adjusted based upon the period (i.e., calendar or other tax fiscal year) to which the same are attributable, regardless of whether or not any such real estate taxes are then due and payable or are a lien. Each Transferor shall pay at or prior to Closing (or the JV shall receive credit for) any unpaid real estate taxes attributable to periods prior to the Closing Date (whether or not then due and payable or a lien as aforesaid); provided, that with respect to any assessments which can be paid in installments, each Transferor shall only be responsible for installments which are payable on or before the Closing Date. Each Transferor shall receive credit for any previously paid or prepaid real estate taxes attributable to periods from and after the Closing Date. In the event that as of the Closing Date the actual real estate tax bills for the tax year or years in question are not available and the amount of real estate tax to be prorated as aforesaid cannot be ascertained, then rates and assessed valuations of the previous year, with known changes, shall be used; and after the Closing occurs and when the actual amount of real estate taxes of the year or years in question shall be determinable, such real estate taxes will be re-prorated between the parties to reflect the actual amount of such real estate taxes.

(b)    Notwithstanding the foregoing, to the extent that a Lease requires a Tenant to pay an item described in the preceding paragraph (a), then such item shall not be prorated at Closing and the applicable Property Owning Subsidiary shall look solely to such Tenant for payment of such item.

(c)    Transferors shall have the right to continue the prosecution of any real estate tax certiorari or other proceedings or protests brought by Transferors, at Transferors’ expense, to reduce the taxes or any portion thereof for the fiscal year prior to the fiscal year in which Closing occurs which are pending as of the Closing Date using counsel selected by Transferors, until a final determination has been rendered or a settlement reached; provided, however, Transferors shall consult with, and provide information to, Investcorp as to the status of such proceedings or protests from time to time on request and shall discuss same with Investcorp prior to any final settlement of such appeal. If Transferors elect not to pursue such matters, then the applicable Property Owning Subsidiary may continue to prosecute same. Transferors (or the applicable Property Owning Subsidiary, if applicable) shall pay from the proceeds of any refund, all actual and reasonable legal, accounting and other expenses which may be incurred in connection with such real estate tax certiorari or other proceedings or protests, and Transferors (or the applicable Property Owning Subsidiary, if applicable, with Transferors’ consent) may settle or compromise any such proceedings. If such determination shall result in a refund or credit of taxes, or if the taxes are otherwise reduced, because of a reduction of the assessed valuation or tax rate or for any other reason, then the net amount of such refund or credit of taxes (after deducting and paying or reimbursing Transferors’ (and the applicable Property Owning Subsidiary, if applicable) out-of-pocket third party costs and any refunds or credits of taxes owed to Tenants under Leases or expired or terminated Leases) shall be apportioned between Transferors and the applicable Property Owning Subsidiary as of the Closing.

5.3    Utilities.

(a)    Gas, water, electricity, heat, fuel, sewer and other utilities charges, the governmental licenses, permits and inspection fees relating to each Property shall be prorated as of the Closing Date on a per diem basis. Promptly after the Closing, each Transferor shall cause all utilities to be transferred to the name of the applicable Property Owning Subsidiary. Transferors shall receive a credit at Closing for any security deposits held by any utility companies and so transferred to Property Owning Subsidiaries. The Property Owning Subsidiaries shall be responsible for all utility charges beginning as of the Closing Date forward.

(b)    All increases in taxes imposed due to a change of use of any portion of any Property after the Closing Date shall be paid by the applicable Property Owning Subsidiary.

(c)    Any increases in taxes directly attributable to reassessment of any of the Properties for ad valorem (including real estate and franchise) tax purposes as a result of the transactions contemplated by this Agreement shall be paid by the applicable Property Owning Subsidiary.

(d)    Notwithstanding the foregoing, to the extent that a Lease requires a Tenant to pay an item described in the preceding paragraphs (a), (b) and (c), then such item shall not be prorated at Closing and the applicable Property Owning Subsidiary shall look solely to such Tenant for payment of such item.

5.4    Rent and Other Tenant Charges.

(a)    Rent under each Lease shall be apportioned as of the Closing Date [to the extent such rent has actually been collected as of such date]. Except as provided below in this Section 5.4, with respect to any rent arrearages arising under each Lease for the period prior to the month in which the Closing occurs, after Closing, the applicable Property Owning Subsidiary shall pay to the applicable Transferor any rent actually collected which is applicable to the period preceding the Closing Date; provided, however, that all rent collected by the applicable Property Owning Subsidiary shall be applied first to all unpaid rent for the month in which the Closing occurs, next, to all unpaid rent accruing after the Closing Date, and then to unpaid rent accruing prior to the Closing Date. Tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature (“Expense Reimbursements”) shall be adjusted, and credit given to the applicable Transferor or Property Owning Subsidiary, on a Lease by Lease basis, in accordance with Section 5.12 hereof.

(b)    Payments of additional rent based upon the amount by which a designated percentage of each Tenant’s gross revenues achieved during the applicable rent period exceeded base rent, breakpoint or some other standard (“Percentage Rent”), if any, for any applicable rent period in which the Closing occurs shall be apportioned between the Transferors and the Property Owning Subsidiaries. The Property Owning Subsidiaries and Transferors will prorate the total Percentage Rent due from each Tenant for such Tenant’s applicable rent period, based upon the number of days in the applicable rent period each of the parties owned the applicable Properties, as soon as practicable after each such Tenant has made the payment due with respect to such rent period. Until the Percentage Rent payable by a Tenant is prorated pursuant to the immediately preceding sentence, (A) Transferors will initially retain all monthly or quarterly interim payments of Percentage Rent made before the Closing by such Tenant for such applicable rent period and (B) the Property Owning Subsidiaries will initially retain all monthly or quarterly interim payments of Percentage Rent made on and after the Closing Date by such Tenant for such applicable rent period. Any amounts collected by or on behalf of Property Owning Subsidiary from a Tenant after the Closing that relate to Percentage Rents payable with respect to any applicable rent period ending before the Closing or any Lease that terminated before the Closing Date will be remitted to Transferors promptly upon receipt, and any amounts collected by or on behalf of Transferors from a Tenant after Closing that relate to Percentage Rents payable with respect to any applicable rent period ending after the Closing or any Lease that terminates after the Closing Date will be remitted to the Property Owning Subsidiaries promptly upon receipt. In the event that any refund shall be due to any Tenants, there shall be a reproration as of the Closing Date between Transferors and the Property Owning Subsidiaries.

(c)    A Transferor shall be entitled to sue a Tenant or take any other actions to collect any delinquent rent or Expense Reimbursements due to Transferor (and not previously paid to Transferor) so long as (i) such suit does not seek a termination of such Tenant’s Lease or eviction of such Tenant, (ii) Transferor keeps the Property Owning Subsidiary informed as to such action and (iii) the applicable Property Owning Subsidiary shall use reasonable good faith efforts to support each Transferor’s collection efforts.

5.5    Prepaid Items.

All prepaid rentals and other prepaid payments attributable to the applicable Property Owning Subsidiary’s period of ownership, security deposits not applied against Tenants’ obligations under Leases, and any electric, gas, sewer and water deposits deposited with a Transferor by Tenants (including all accrued interest on all of the foregoing, unless a Transferor is entitled to retain the benefit thereof) under any Leases, license agreements or concession agreements relating to any Property, shall all belong to the applicable Property Owning Subsidiaries and all shall be assigned by the applicable Transferor and delivered to the applicable Property Owning Subsidiary at the Closing. Notwithstanding the foregoing, the amount of any security deposits received by a Transferor and not applied against Tenants’ obligations under Leases shall be credited against the applicable Agreed Fair Market Value and Transferors shall be entitled to retain any deposits so credited. The JV shall indemnify, defend and hold the applicable Transferor harmless with respect to any prepaid amounts or security deposits delivered or credited to the JV or the Property Owning Subsidiaries at Closing.

5.6    Declaration Assessments. Any assessments and other charges paid or payable by Transferors under any declarations, reciprocal easement agreements, covenants, restrictions or other agreements affecting the Properties shall be prorated between the Transferors and the Property Owning Subsidiaries as of the Closing.

5.7    Service Contracts. Fees and other charges under any Contracts which are not terminated at or prior to Closing shall be prorated between the Transferors and the Property Owning Subsidiaries as of the Closing.

5.8    Special Closing Credit. The Property Owning Subsidiaries shall be entitled to a cash credit at Closing in the amount of $900,000 in the aggregate, without duplication of any other credit, proration or adjustment at Closing.

5.9    Leasing Commissions and Leasing Costs.

(a)    Transferors shall be responsible for all unpaid leasing and brokerage commissions and tenant improvement costs with respect to the current term of all Leases executed prior to the date hereof except for the Leases identified on Schedule 3.1(f) as those for which the JV shall be responsible (collectively, “Scheduled JV Leases”). To the extent that any accrued commissions or tenant improvement costs with respect to the initial terms of such Leases (other than Scheduled JV Leases and Section 4.4 Leases (as hereinafter defined)) shall not have been paid by Transferors prior to Closing (the “Unfunded Leasing Expenses”), the Property Owning Subsidiaries shall be entitled to a credit at Closing in an amount equal to the Unfunded Leasing Expenses, and the Property Owning Subsidiaries shall (to the extent of such credit) be responsible for payment of the Unfunded Leasing Expenses from and after the Closing and shall indemnify Transferors with respect thereto.

(b)    With respect to (i) any Scheduled JV Leases and (ii) any Lease or Lease modification entered into by Transferors after the date hereof in accordance with the terms of Section 4.4 (collectively, “Section 4.4 Leases”), and (iii) any renewal, expansion or extension of any Lease through the exercise after the date hereof of an existing option set forth in an existing Lease (subject to Section 1.8(c) hereof), all tenant improvement work, leasing commissions, legal fees or other expenses or grants of any free rent period or other concessions shall be paid (or reimbursed to Transferors at Closing) by the JV, provided that with respect to the initial term of any Section 4.4 Lease (a “Replacement Lease”) that replaces a Lease in effect on the date hereof which is terminated or expires prior to Closing, Unfunded Leasing Expenses shall be borne by Transferors.

5.10         Survey Costs, Title Premiums, Transfer Taxes, Legal Fees.

Each Transferor has delivered to Investcorp any survey with respect to the Property owned by it and currently in such Transferor’s possession. Subject to Section 5.11, Transferors shall pay for the cost to update, recertify or otherwise revise surveys for the Properties in connection with the Closing. The premiums for the Title Policies and the cost of any related title examination charges, (collectively, “Title Charges”) shall be paid by Transferors. The JV shall pay attorneys’ fees and disbursements incurred by Transferors and by Investcorp in connection with the transactions contemplated by this Agreement. Any property transfer taxes and personal property sales taxes applicable to the transfer of property shall be paid by Transferors.

5.11         Fees and Expenses Related to Financing.

(a)    The JV shall be responsible for all costs associated with the New Mortgage Financing, including, without limitation, any costs imposed by or reimbursable to the lender for physical, environmental and legal due diligence, legal fees and disbursements and appraisal fees.

(b)    Transferors shall be responsible for all accrued, unpaid interest, costs and expenses, prepayment premiums, breakage fees or other charges payable to lenders in connection with the payment and satisfaction of the principal balance of the Existing Mortgage Debt at Closing, provided that the JV shall pay all prepayment premiums in connection with the Westgate/Forestwood Debt as set forth on Schedule 1.5(a) hereof.

5.12         Closing Statements; Year-End Reconciliations.

(a)    Transferors shall deliver proposed prorations to Investcorp on or before the date that is five (5) Business Days before the Closing Date. Upon approval by Investcorp, the parties shall deliver the approved prorations statement (the “Closing Statement”) to the Title Company; provided that if any of such prorations were not accurately determined, then the same shall be recalculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party.

(b)    If any refund of any prorated item is made after the Closing Date whether for a period prior to or on and after the Closing Date, the same shall be applied first to the reasonable out-of-pocket third party costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by a Property Owning Subsidiary, be paid to the applicable Transferor (to the extent relating to the period prior to Closing), and to the extent received by Transferors, be paid to the applicable Property Owning Subsidiary (to the extent relating to the period commencing with the Closing Date).

(c)    On or before thirty (30) days following the last day of the second full calendar month following the year-end reconciliations that are required to be performed under all of the Leases existing on the date hereof, or such later date as is contemplated herein for various reprorations, including real property taxes, the JV will prepare and deliver to Transferors a final unaudited statement of proration items and other credits and adjustments to the Agreed Fair Market Values as of the Closing Date (the “Final Statement”), based on information available as of the last day of the second full calendar month following such year end reconciliations under Leases (or such later date). Transferors will afford Investcorp and its representatives and auditors the opportunity at reasonable times and upon reasonable prior notice to review with Transferors all underlying financial records and work papers pertaining to the preparation of the Final Statement within Transferors’ control. Any net adjustment in favor of the JV will be paid in cash by Transferors to the JV no later than ten (10) days after delivery of the Final Statement. Any net adjustment in favor of Transferors will be paid in cash by the JV to Transferors no later than ten (10) days after delivery of the Final Statement. The Final Statement may be audited at either party’s request.

(d)    If Investcorp and Transferors do not agree on the computation of the proration items and other credits and adjustments to the Agreed Fair Market Values in the Final Statement, then the parties shall appoint an independent auditor to resolve the matter.

5.13         Survival. The provisions of this Article V shall survive the Closing.

ARTICLE VI - FIRE OR CASUALTY

6.1    Casualty.

(a)    If, prior to the Closing Date, all or any portion of any Property is destroyed or damaged by fire, earthquake, hurricane or other casualty, then Transferors shall notify Investcorp of such fact promptly after Transferors obtain knowledge thereof. Investcorp shall have no right to terminate this Agreement for any casualty except as expressly set forth in this Section 6.1. Unless required to do so by Law or pursuant to the terms of any Leases or Existing Mortgage Debt, Transferors shall not be obligated to repair any damage or destruction (but they may do so and use insurance proceeds for same, as required to protect against injury to person or property).

(b)    If the reasonably estimated economic impact following the Closing and diminution in the value of a Property as a result of any casualty is agreed by the parties to be less than ten percent (10%) of the Agreed Value of the particular Property, then Transferors shall assign, without recourse, and turn over to the applicable Property Owning Subsidiaries all of the insurance proceeds, net of any costs of repairs incurred and pair by Transferors and net of reasonable collection costs incurred and paid by Transferors (or, if such proceeds have not been awarded, all of the Transferors’ right, title and interest therein) payable with respect to such casualty, including any business or rental interruption insurance proceeds for such casualty allocable to the period after Closing, and the parties shall proceed to Closing pursuant to the terms hereof without adjustment to Agreed Value except for a credit to the applicable Property Owning Subsidiaries in the amount of (x) the applicable insurance deductible or self-insurance amount, if any and (y) casualty proceeds paid to and retained by a lender in reduction of the Existing Mortgage Debt.

(c)    Notwithstanding the foregoing, if the parties agree that the reasonably estimated economic impact following the Closing and diminution in the value of a Property as a result of a casualty is equal to ten percent (10%) or more of its Agreed Value (determined in accordance with applicable factors for determination of value set forth in Section 6.1(d) below), then Investcorp, by written notice to Transferors, shall either (i) elect to reduce the Agreed Value of such Property by such agreed-upon estimated economic impact following the Closing and diminution in the value of the Property as a result of the casualty, and Transferors shall be entitled to retain the related insurance proceeds or (ii) subject to Section 8.1(b) elect to treat such Property as a Dropped Asset, provided that if the Dropped Assets Cap would thereby be exceeded, Investcorp shall have the right to terminate this Agreement and receive a return of the Deposit, in which event each of the parties hereto shall be relieved of any further obligation to the other arising by virtue of this Agreement (except for obligations that are expressly intended to survive the termination of this Agreement).

(d)    A determination as to whether the estimated economic impact (with respect to periods after Closing) and diminution in the value of a Property as a result of a casualty is equal to or greater than ten percent (10%) shall be based on factors such as whether the Property can be rebuilt in its present size and use under current zoning laws, the length of time necessary to rebuild the Property and resulting loss of rental income, whether the casualty materially adversely affects access to the Property and the sufficiency of insurance proceeds paid or available to the applicable Property Owning Subsidiaries (plus any deductible paid to the applicable Property Owning Subsidiaries) to repair and/or replace any improvements damaged by the applicable casualty and/or the sufficiency of business interruption and/or rental insurance paid or available to the applicable Property Owning Subsidiaries to replace rental income that would have been calculated during the period of time of repair and/or restoration.

(e)    The provisions of this Section 6.1 shall be the sole remedy for Investcorp for losses arising from any casualty, and except as provided in this Section 6.1, the Agreed Value of any affected Property shall not be reduced by reason of any such matter.

ARTICLE VII - CONDEMNATION

(a)    If, prior to the Closing Date, all or any part of any Property is taken by condemnation or a conveyance in lieu thereof, or if a Transferor receives notice of a condemnation proceeding with respect to a Property, then Transferors shall promptly notify Investcorp thereof. Investcorp shall have no right to terminate this Agreement by reason of any such condemnation or conveyance except as set forth in this Article VII.

(b)    If the parties agree that the reasonably estimated economic impact following the Closing and diminution in the value of a Property as a result of such condemnation is equal to ten percent (10%) or more of its Agreed Value (determined in accordance with applicable factors for determination of value set forth in Section 6.1(d)), then Investcorp, by written notice to Transferors, may (i) elect to reduce the Agreed Value of such Property by such agreed-upon estimated economic impact following the Closing and diminution in the value of the Property as a result of such condemnation, and Transferors shall be entitled to retain the related condemnation proceeds or (ii) subject to Section 8.1(b) elect to treat such Property as a Dropped Asset, provided that if the Dropped Asset Cap would thereby be exceeded, Investcorp shall have the right to terminate this Agreement and receive a return of the Deposit, in which event each of the parties hereto shall be relieved of any further obligation to the other arising by virtue of this Agreement (except for obligations that are expressly intended to survive the termination of this Agreement).

(c)    If the reasonably estimated economic impact following the Closing and diminution in value of a Property as a result of such condemnation is agreed by the parties to be less than ten percent (10%) of the Agreed Value of the particular Property, then the applicable Property Owning Subsidiary shall be entitled to any award given to Transferors as a result of such condemnation proceedings with the same (or if not yet awarded, all of Transferors’ right, title and interest therein) being paid or assigned to the applicable Property Owning Subsidiary at Closing with a credit to the applicable Property Owning Subsidiary in the amount of the award paid to and retained by a lender in reduction of the Existing Mortgage Debt.

(d)    Transferors shall not enter into any settlement with respect to any condemnation proceeding, deed or settlement in lieu of condemnation or similar agreement without Investcorp’s prior written consent (which shall not be unreasonably withheld). Prior to Closing, Transferors shall have the right, with Investcorp’s participation, to lead and conduct all negotiations with respect to any such settlement. The provisions of this Article VII shall be the sole remedy for Investcorp for losses arising from any condemnation, it being understood that, except as expressly set forth in this Article VII, the Agreed Value of any affected Property shall not be reduced by reason of any such matter.

ARTICLE VIII - DEFAULT

8.1   Transferors’ Default.

(a)    If Transferors default in the performance of any material obligations hereunder and fail to cure such default within thirty (30) days after written notice of such default, or if the representations and warranties set forth in this Agreement shall not be true and correct in all material respects on the date hereof and as of the Closing Date (exclusive of representations, warranties and obligations in respect of Dropped Assets), Investcorp shall, as its sole and exclusive remedy, have the right to either (a) terminate this Agreement and receive a return of the Deposit, in which event each of the parties hereto shall be relieved of any further obligation to the other arising by virtue of this Agreement (except for obligations that are expressly intended to survive the termination of this Agreement), or (b) pursue specific performance of Transferors’ obligations to execute and deliver the Deeds and other instruments of transfer and contribution required to be delivered by Transferors pursuant to this Agreement, together with the costs of enforcing such obligations under this Agreement (but without pursuing damages from Transferors); provided, however, and notwithstanding anything to the contrary above, if specific performance is not available or would not be an adequate remedy as the result of Transferors’ willfully conveying or encumbering the Properties after the date of this Agreement in intentional breach hereof, then Investcorp shall be entitled to seek a full and immediate refund of the Deposit and shall also be entitled to seek damages from Transferors.

(b)    In the event that Transferors are unable to satisfy any of the conditions precedent to Investcorp’s obligation to proceed to Closing hereunder with respect to any Property (by reason of misrepresentation, breach of covenant, inability to clear title or inability to obtain Estoppels or any other cause except an intentional misrepresentation or willful breach of covenant or willful act of Transferors intended to result in or cause any Transferor to be unable to satisfy any of the conditions precedent to Investcorp’s obligation to Close), Transferors shall have the right to exclude such Property or Properties (a “Dropped Asset” or “Dropped Assets”) from the Properties that are the subject of this Agreement by delivering a notice (a “Dropped Property Notice”) to Investcorp on or before the Closing Date provided that such Dropped Assets, together with any Property or Properties the Investcorp elects to treat as Dropped Assets pursuant to Section 1.9, Article VI and Article VII hereof, do not exceed, in the aggregate, the Dropped Assets Cap. Investcorp shall have until the fifth Business Day prior to the Closing Date to waive the problem, breach, misrepresentation or condition that gave rise to Transferor’s delivery of the Dropped Property Notice. If Investcorp so elects to waive, the Property shall not be deemed a Dropped Asset and Investcorp shall be deemed to have waived any right to an adjustment, reduction in Agreed Value, or other damages, compensation or indemnification with respect to the problem, breach, misrepresentation or condition that gave rise to such Dropped Property Notice. If Investcorp does not elect to waive the condition, breach, misrepresentation or problem within said period, and the Dropped Asset Cap is not thereby exceeded, this Agreement will be deemed amended, without any further action on the part of any party, with respect to each such Dropped Asset, as follows:

(i)    The Dropped Asset shall be released from this Agreement, shall not constitute a Property hereunder, and may be held or sold by Transferors independently of this Agreement;

(ii)   The aggregate Agreed Value of the Properties shall be reduced by the amount of the Agreed Value for such Dropped Asset;

(iii)   Any Existing Mortgage Debt with respect to such Dropped Asset shall be excluded from Existing Mortgage Debt hereunder;

(iv)   No failure of a condition precedent or breach or misrepresentation by Transferors associated with such Dropped Asset shall be a breach or misrepresentation hereunder;

(v)    Investcorp shall have no right to claim any damages, or other compensation or reimbursement of any kind with respect to such Dropped Asset; and

(vi)    The Transferor that owns such Dropped Asset shall be released of any and all further obligations under this Agreement relating to such Dropped Asset and if such Transferor does not own any other Property, such Transferor shall have no further obligations or liabilities under this Agreement.

(c)    Notwithstanding anything to the contrary in this Agreement, (i) the Properties known as Westgate and Blanco shall not be Dropped Assets and (ii) Properties treated as Dropped Assets under this Agreement shall not be more than two in number and shall not have an aggregate Agreed Value in excess of $50,000,000 (the limitations set forth in this clause (ii), the “Dropped Assets Cap”). Transferors shall have the right in their sole and absolute discretion to extend the Closing Date, if necessary, from time to time by notice to Investcorp delivered on or prior to the date then set for Closing (for a maximum extension period not to exceed thirty (30) Business Days in the aggregate) to obtain any necessary consents or take other actions necessary or appropriate to avoid or prevent an exclusion of Property or Properties pursuant to this Section 8.1(b).

8.2    Investcorp Default.

If Investcorp defaults hereunder and, in the case of a default other than a failure to close on the Closing Date, fails to cure such default within ten (10) days of written notice of such default (provided that if such default cannot be cured by payment and if Investcorp is diligently pursuing such cure but cannot cure within such ten (10) day period, then such cure period shall be extended, at Investcorp’s request made prior to expiry of such ten (10) day period, for such additional period, not to exceed twenty (20) days, as is reasonably necessary to allow Investcorp to cure such default), Transferors may elect to terminate this Agreement and the Deposit shall be delivered to Transferors as liquidated damages in full settlement of all claims against Investcorp and as Transferor’s sole and exclusive remedy hereunder. The parties agree that the amount of actual damages which Transferors would suffer as a result of Investcorp’s default would be extremely difficult to determine and have agreed, after specific negotiation, that the amount of the Deposit is a reasonable estimate of Transferor’s damages and is intended to constitute a fixed amount of liquidated damages in lieu of other remedies available to Transferors and is not intended to constitute a penalty.

ARTICLE IX - MISCELLANEOUS

9.1    Brokers.

Each party to this Agreement represents and warrants that neither it nor any of its Affiliates has had any contact or dealings regarding any Property, or any communication in connection with the subject matter of the transactions contemplated by this Agreement, through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with therewith other than Secured Capital Corp., whose compensation, if any, shall be paid by Equity One (it being understood that nothing herein constitutes or shall be deemed to constitute an acknowledgement or agreement that any compensation or other amount is due or owing to any such party). In the event that any other broker or finder claims a commission or finder’s fee based upon any contact, dealings or communication, the party through whom or through whose Affiliate such other broker or finder makes its claim shall be solely responsible for such commission or fee and for all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the other party and its Affiliates in defending against the same. The party through whom or through whose Affiliate such other broker or finder makes a claim shall hold harmless, indemnify and defend the other parties hereto, their successors and assigns, agents, employees, officers and directors, from and against any and all Losses, arising out of, based on, or incurred as a result of such claim. The provisions of this Section shall survive the Closing.

9.2    Entire Agreement; No Amendment.

This Agreement (and, when executed and delivered, the Related Agreements) represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by all parties hereto. No obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing.

9.3    Notices.

Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party as follows:

If to any Equity One Parties:

Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
Attn:  Alan Merkur
Fax:   (305) 947-1734

with a copy to:

Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
Attn:  Arthur Gallagher, Esq.
Fax:   (305) 957-1214

and with copies to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attn:  Robert J. Ivanhoe, Esq.
Fax:   (212) 801-6400

and

Greenberg Traurig P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn:  Ira Rosner, Esq.
Fax:   (305) 579-0717

If to Investcorp:

Investcorp International Inc.
280 Park Avenue, 36th Floor
New York, New York 10017
Attn:  F. Jonathan Dracos and Joel Moody
Fax:   (212) 983-7073

and to:

Paul, Hastings, Janofsky & Walker, LLP
Park Avenue Tower
75 E. 55th Street
New York, New York 10022
United States of America
Attn:  Eric R. Landau, Esq.
Fax:   (212) 230-7655

Each notice shall be in writing and shall be sent to the party to receive it either by (a) postage prepaid by certified mail, return receipt requested, (b) by a nationally recognized overnight courier service that provides tracking and proof of receipt, or (c) by facsimile as long as such notice sent by facsimile is also sent the same Business Day by a nationally recognized overnight courier service as set forth above. A Notice shall be deemed delivered (i) three Business Days after deposit in the U.S. mail in accordance with clause (a) above, (ii) the day sent if by facsimile with a follow-up by overnight courier, and (iii) the first Business Day after being sent if sent by overnight courier. The time to respond to any notice shall commence to run on the day such notice is deemed to have been delivered in accordance with the foregoing. Counsel for Investcorp shall have the right to send notices on behalf of Investcorp.

9.4    No Assignment.

Except as set forth in Section 9.7(a), neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties.

9.5    Governing Law; Waiver of Jury Trial.

The laws of the State of New York shall govern the validity, enforcement and interpretation of this Agreement, except to the extent, as to an individual Property, the law of the State where the Property is located must govern as a matter of law.

IN THE EVENT OF ANY DISPUTE ARISING PURSUANT TO THIS AGREEMENT, INCLUDING THE INTERPRETATION OR IMPLEMENTATION OF THIS AGREEMENT, THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY.

9.6    Multiple Counterparts.

This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

9.7    Further Assurances.

(a)    Investcorp understands that Transferors may seek to structure their disposition of one or more of the Properties in such a way that will afford Transferors an opportunity to take advantage of the provisions of Code Section 1031 governing tax free exchanges and reorganizations. Investcorp shall cooperate with Transferors in such efforts. Without limiting the generality of the foregoing, Investcorp and the JV, as directed by Transferors, shall make all payments on account of the consideration payable to Transferors hereunder, or portions thereof, to one or more Qualified Intermediaries (as defined in the Code) and not to Transferors, directly or indirectly. Each Transferor reserves the right, in effectuating such like-kind exchanges, to assign such Transferor’s rights, but not its obligations, under this Agreement to such Qualified Intermediaries, and Investcorp hereby consents to such assignment. Investcorp agrees to execute such reasonable documents and otherwise to cooperate in such respects as may reasonably be requested by Transferors in order to enable Transferors to carry out one or more like-kind exchanges as aforesaid. Transferors shall be entitled to one or more reasonable adjournments of the Closing Date to facilitate such like-kind exchanges. Transferors shall indemnify, defend and hold Investcorp and the JV harmless from and against any and all costs, loss, liability and expenses arising out of or in connection with such like-kind exchange.

(b)    From and after the date of the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other parties and are reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby The provisions of this Section shall survive Closing.

9.8    Miscellaneous.

Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words “hereof’ and “herein” refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.

9.9    Invalid Provisions.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such severance and construction would materially alter the parties’ intent with respect to the transactions contemplated by this Agreement.

9.10   Confidentiality; Publicity.

In the event this Agreement is terminated, Investcorp shall promptly return to Transferors or destroy (and provide a certification of such destruction) all materials delivered by the Transferors to Investcorp or its representatives. The parties hereto shall consult with each other prior to working any public statement with respect to the JV, provided that Equity One need not consult with Investcorp with respect to any statement or disclosure required by law or regulation.

9.11   No Recording. The parties agree that this Agreement shall not be recorded in any public real estate registry. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

9.12    OFAC Policy. Neither Investcorp nor any of its Affiliates has engaged in any dealings or transactions, directly or indirectly, (a) in contravention of any U.S., international or other money laundering regulations or conventions, including the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (b) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten To Commit, or Support Terrorism), as may be amended or supplemented from time to time or on behalf of terrorists or terrorist organizations.

9.13    Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that none of the employees, directors, officers, members, partners, managers, principals, consultants, shareholders, advisors, attorneys, or agents of Equity One or of any other Transferor, shall have any personal liability or obligation whatsoever for obligations under this Agreement or under any documents delivered at Closing, and the individual assets of such parties shall not be subject to any claims of any Person relating to such obligations. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that none of the employees, directors, officers, members, partners, managers, principals, consultants, shareholders, advisors, attorneys or agents of Investcorp shall have any personal liability or obligation whatsoever for any obligations under this Agreement of under any documents delivered at Closing, and the individual assets of such parties shall not be subject to any claims of any Person relating to such obligations. However, the foregoing shall not in any way limit the parties’ obligations and liabilities under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution and Sale Agreement as of the date and year first above written.

INVESTCORP:
TEXAS RETAIL INVEST, LLC, a Delaware limited liability company

By:
Name:
Title:

[TRANSFERORS’ SIGNATURES FOLLOW IMMEDIATELY]

TRANSFERORS:
BANDERA FESTIVAL PARTNERS, LP,		BC CENTER PARTNERS, LP,
a Texas limited partnership		a Texas limited partnership

By:	Bandera Festival GP, LLC, a Texas limited liability company and its general partner	By:	Harbor Barker Cypress GP, LLC, a Texas limited liability company and its general partner

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

BEECHNUT CENTRE I L.P.,		EQY (SOUTHWEST PORTFOLIO) INC.,
a Texas limited partnership		a Texas corporation

By:	Beechnut Centre Corp., a Texas corporation and its general partner	By:
Name: Doron Valero
Title: Vice President
By:
Name: Doron Valero
Title: Vice President

UIRT - COLONY PLAZA, INC.,		TEXAS CP LAND, LP,
a Texas corporation		a Texas limited partnership

By:		By:	Colony GP, LLC, a Texas limited liability company and its general partner
Name: Doron Valero
Title: Vice President
By:
Name: Doron Valero
Title: Vice President

EQY (SOUTHWEST PORTFOLIO) INC.,		EQUITY (TEXAS) ONE CREEKSIDE LP,
a Texas corporation		a Texas limited partnership

By:		By:	Equity (Texas) One Creekside GP LLC, a Texas limited liability company and its general partner
Name: Doron Valero
Title: Vice President
By:
Name: Doron Valero
Title: Vice President

EQUITY (TEXAS) ONE CREEKSIDE PHASE II LP,		EQUITY (TEXAS) ONE DESOTO LP,
a Texas limited partnership		a Texas limited partnership

By:	Equity (Texas) One Creekside GP LLC, a Texas limited liability company and its general partner	By:	Equity (Texas) One Desoto GP LLC, a Texas limited liability company and its general partner

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

FORESTWOOD EQUITY PARTNERS, LP,		EQUITY (TEXAS) ONE GREEN OAKS LP,
a Texas limited partnership		a Texas limited partnership

By:	Forestwood Equity Partners GP, LLC, a Texas limited liability company and its general partner	By:	Equity (Texas) One Green Oaks GP LLC, a Texas limited liability company and its general partner

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

GROGAN CENTRE I L.P.,		HEDWIG PARTNERS, LP,
a Texas limited partnership		a Texas limited partnership

By:	Grogan Centre Corp., a Texas corporation and its general partner	By:	Hedwig GP, LLC, a Texas limited liability company and its general partner

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

UIRT - HIGHLAND SQUARE, INC.,		KIRKWOOD-BISSONNET PARTNERS, LP,
a Texas corporation		a Texas limited partnership

By:		By:	Kirkbiss GP, LLC, a Texas limited liability company and its general partner
Name: Doron Valero
Title: Vice President
By:
Name: Doron Valero
Title: Vice President

FC MARKET PARTNERS, LP,		MASON PARK PARTNERS, LP,
a Texas limited partnership		a Texas limited partnership

By:	FC Market GP, LLC, a Texas limited liability company and its general partner	By:	Mason Park GP, LLC, a Texas limited liability company and its general partner

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

EQY (SOUTHWEST PORTFOLIO) INC.,		GARLAND & JUPITER, LLC,
a Texas corporation		a Texas limited liability company

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

BEND SHOPPING CENTRE I L.P.,		EQUITY (TEXAS) ONE PARKWOOD LP,
a Texas limited partnership		a Texas limited partnership

By:	Bend Shopping Centre Corp., a Texas corporation and its general partner	By:	Equity (Texas Holdings) One GP LLC, a Texas limited liability company and its general partner
By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

EQUITY (TEXAS) ONE RICHWOOD LP,		TEXAS SPRING SHADOWS PARTNERS, LP, a Texas limited partnership a Texas limited partnership

By:	Equity (Texas Holdings) One GP LLC, a Texas limited liability company and its general partner	By:	Spring Shadows GP, LLC, a Texas limited liability company and its general partner
By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

STEEPLECHASE I L.P.,		STERLING SHOPPING CENTRE I L.P.,
a Texas limited partnership		a Texas limited partnership

By:	Steeplechase Centre Corp., a Texas corporation and its general partner	By:	Sterling Shopping Centre, Inc., a Texas corporation and its general partner

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

EQY (SOUTHWEST PORTFOLIO) INC.,		SA BLANCO VILLAGE PARTNERS, LP,
a Texas corporation		a Texas limited partnership

By:		By:	SA Blanco Village Partners GP, LLC, a Texas limited liability company and its general partner
Name: Doron Valero
Title: Vice President
By:
Name: Doron Valero
Title: Vice President

EQY (SOUTHWEST PORTFOLIO) INC.,		EQUITY (TEXAS) ONE VILLAGE CENTER LP,
a Texas corporation		a Texas limited partnership

By:		By:	Equity (Texas) One Southlake GP LLC, a Texas limited liability company and its general partner
Name: Doron Valero
Title: Vice President
By:
Name: Doron Valero
Title: Vice President

EQUITY (TEXAS) ONE WESTGATE LP,		EQUITY (TEXAS) ONE WESTGATE PHASE III LP,
a Texas limited partnership		a Texas limited partnership

By:	Equity (Texas) One Westgate GP Inc., a Texas corporation and its general partner	By:	Equity (Texas) One Westgate Phase III GP LLC, a Texas limited liability company and its general partner

By:		By:
	Name: Doron Valero		Name: Doron Valero
	Title: Vice President		Title: Vice President

WURZBACH CENTRE, LLC,
a Texas limited liability company

By:
Name: Doron Valero
Title: Vice President